UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 5, 2016

The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 5, 2016 at 10:30 a.m. for the following matters:

1.	To elect eleven individuals (Nick L. Stanage, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Cynthia M. Egnotovich, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, Guy C. Hachey, David C. Hill and David L. Pugh) to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To conduct an advisory vote to approve the company’s 2015 executive compensation;

3.	To approve the Management Incentive Compensation Plan, as amended and restated;

4.	To approve the Hexcel Corporation Employee Stock Purchase Plan;

5.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2016; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 9, 2016 will be entitled to vote at the meeting and any adjournments or postponements. A list of these stockholders will be available for inspection at the executive offices of Hexcel and will also be available for inspection at the annual meeting.

By order of the board of directors

Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: March 17, 2016

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE

ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED

PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE.

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Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 5, 2016

THE MEETING

This proxy statement is furnished to the holders of Hexcel Corporation (“Hexcel” or the “company”) common stock, in connection with the solicitation of proxies by Hexcel on behalf of the Board of Directors of the company (the “board of directors” or the “board”) for use at the Annual Meeting of Stockholders, or any adjournments or postponements of the meeting (the “Annual Meeting”) to be held on May 5, 2016. This proxy statement and the accompanying proxy/voting instruction card are first being distributed or made available to stockholders on or about March 17, 2016.

You will be eligible to vote your shares of common stock at the Annual Meeting if you were a stockholder of record at the close of business on March 9, 2016. As of that date, 92,878,401 shares of common stock were issued and outstanding and such shares were held by 710 holders of record. The holders of 46,439,201 shares will constitute a quorum at the meeting.

Each share of common stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting. All shares that are represented by effective proxies that we receive in time to be voted shall be voted at the Annual Meeting. If you direct how your votes shall be cast, shares will be voted in accordance with your directions. If you return a signed proxy and do not otherwise instruct how to vote on the proposals, then the shares represented by your proxy will be voted:

•	for each of the director candidates nominated by the board,

•	for approval of the company’s 2015 executive compensation,

•	for approval of the Management Incentive Compensation Plan, as amended and restated

•	for approval of the 2016 Employee Stock Purchase Plan, and

•	in favor of the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2016,

•	and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting.

If you return a signed proxy with abstentions, your shares will be included in determining if a quorum is present.

A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. Under applicable NYSE rules, if you hold your shares through a bank or brokerage firm and your broker delivers the Notice of Internet Availability or the printed proxy materials to you, the broker has discretion to vote on “routine” matters only. Of the matters to be voted on as described in this proxy statement, only the ratification of the selection of our independent registered public accounting firm is considered “routine” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you. If you sign and return a voting instruction card to your broker, your shares will be voted as you instruct on the Proposals described in this proxy statement and any other matters on which the proxy holder may properly vote. Shares subject to a broker non-vote will be included in determining if a quorum is present.

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, 06902, to assist in soliciting proxies for a fee of approximately $9,500, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board through the mail, in person, and by telecommunications. We will request that brokers and nominees who hold shares of common stock in their names furnish proxy solicitation materials to beneficial owners of the shares, and we will reimburse the brokers and nominees for reasonable expenses they incur to do this.

Revoking a Proxy

If you give a proxy, you may revoke it at any time prior to the Annual Meeting by:

•

mailing a revocation to Mr. Ira J. Krakower, the Secretary of the company, at the above address with a later date than any proxy you previously provided so long as it is received prior to the Annual Meeting;

•	submitting another properly completed proxy dated later than any proxy you previously provided so long as it is received by Mr. Krakower prior to the Annual Meeting;

•	by filing a written revocation at the Annual Meeting with Mr. Krakower; or

•	by casting a ballot at the meeting.

If you are an employee stockholder who holds shares through one of our benefit plans, you may revoke voting instructions given to the trustee for the applicable plan by following the instructions under “How to Vote Your Shares—Employee Stockholders” in this proxy statement.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Proposal 1—Election of Directors

Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are eleven directors to be elected. The board has nominated Nick L. Stanage, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Cynthia M. Egnotovich, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, Guy Hachey, David C. Hill and David L. Pugh for election to the board. Each of these eleven nominees is currently a director of the company. Once a quorum is present, a majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. This means that each nominee must receive more votes “for” than “against” to be elected. Broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the election of each of the board’s nominees for director.

Proposal 2—Advisory Vote to Approve Executive Compensation

Approval of the company’s 2015 executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve 2015 executive compensation receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. The vote is advisory and non-binding; however, the compensation committee will consider the voting results among other factors when making future decisions regarding executive compensation. The board of directors recommends that you vote FOR the resolution approving the company’s 2015 executive compensation.

Proposal 3—Approval of the Management Incentive Compensation Plan

Approval of the amended and restated Hexcel Corporation Management Incentive Compensation Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. “Broker non-votes” will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR approval of the Management Incentive Compensation Plan.

Proposal 4—Approval of the Employee Stock Purchase Plan

Approval of the 2016 Hexcel Corporation Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. For purposes of the foregoing standard, broker non-votes will be disregarded and will have no effect on the outcome of the vote. Abstentions will be counted and will have the same effect as a vote against the proposal. The board of directors recommends that you vote FOR the adoption of the 2016 Hexcel Corporation Employee Stock Purchase Plan.

Proposal 5—Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP to audit the company’s financial statements for 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is responsible for appointing the company’s independent registered public accounting firm. The audit committee is not bound by the outcome of this vote but, if the appointment of Ernst & Young LLP is not ratified by stockholders, the audit committee will reconsider the appointment. The board of directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for 2016.

How to Vote Your Shares

Voting shares you hold through a nominee

If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how you want them to vote your shares. You can complete that firm’s voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to vote using those methods.

If you plan to attend the meeting

Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. If you attend the Annual Meeting, you will need to present valid picture identification, such as a driver’s license or passport. If you hold your shares through someone else, such as a stockbroker, bank or other nominee, you will need to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

Voting in person

If you are a registered stockholder, you may vote your shares in person by ballot at the Annual Meeting.

If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

Employee stockholders

If you hold shares through our 2009 Employee Stock Purchase Plan or our tax-deferred 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) plan, all shares of common stock for which the trustee has not received timely instructions shall be voted by the trustee in the same proportion as the shares of common stock for which the trustee received timely instructions, except if that would be inconsistent with the provisions of Title I of ERISA. With respect to our 2009 Employee Stock Purchase Plan, we consider all shares of common stock for which the custodian has not received timely instructions not present for quorum purposes and those shares will not be voted by the custodian.

Inspectors of Election

At the Annual Meeting, Morrow & Co. will count the votes. Its officers or employees will serve as inspectors of election.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2016 annual meeting, eleven directors will be elected to hold office until the 2017 annual meeting and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board are currently serving as directors of the company.

Shares represented by an executed and returned proxy card will be voted for the election of each of the eleven nominees recommended by the board, unless the proxy is marked against any nominee. If any nominee for any reason is unable to serve, the shares of common stock represented by the proxy card may, at the board’s discretion, be voted for an alternate person that the board nominates. We are not aware of any nominee who will be unable to or will not serve as a director. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Majority Voting Standard for Election of Directors

Our Amended and Restated Bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this standard, a director nominee will be elected only if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. Broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote. Each director nominee must submit an irrevocable resignation in advance of the stockholder vote regarding the election of directors. This addresses the situation in which there is a “holdover” director who has not received the required number of votes for re-election, but who, in accordance with Delaware law, remains on the board until his or her successor is elected and qualified. The resignation is contingent upon both the nominee not receiving the required vote for re-election and the board’s acceptance of the resignation which the board, in its discretion, may reject if it deems such rejection to be in the best interest of the company.

Prior to the board’s determination to accept or reject the resignation, the nominating and corporate governance committee, composed entirely of independent directors, will make a recommendation to the board with respect to the tendered resignation. In its review, the committee will consider those factors deemed relevant to the determination, and whether the director’s resignation from the board would be in the best interest of the company and our stockholders.

The board must take action on the committee’s recommendation within 90 days following the meeting at which the election of directors occurred. An incumbent director whose resignation is the subject of the board’s determination is not permitted to participate in the deliberations or recommendation of the committee or the board regarding the acceptance of the resignation.

In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected) the plurality voting standard will apply.

Information Regarding the Directors

All of our current directors have been nominated for re-election to the board. In concluding that our current directors should continue to serve on our board, the nominating and corporate governance committee considered the following attributes of our directors: extensive familiarity with large-scale operations; industry expertise and professional relationships; the ability to utilize extensive past experience in management, finance, technology and operations, and other areas, to address issues we face on a recurring basis; collegiality and the ability to work together as a group; outstanding integrity and business judgment; and the ability to ask probing questions during board discussions and to carefully scrutinize significant business, financing and other proposals suggested by management. In addition to these factors, the committee also considered the attributes below in concluding that our current directors should continue to serve on our board:

NICK L. STANAGE, 57, director since 2013

Position, Principal Occupation, Business Experience and Directorships:

Mr. Stanage became a director and President and Chief Executive Officer on August 1, 2013 and became Chairman of the Board on January 1, 2014. He has served as our President since November 2009, and also as Chief Operating Officer from May 2012 until assuming the Chief Executive Officer position. Prior to joining Hexcel, Mr. Stanage was President of the Heavy Vehicle Products group (including both Commercial Vehicle Products and Off Highway Products) at Dana Holding Corporation from December 2005 to October 2009, and served as Vice President and General Manager of the Commercial Vehicle group at Dana from August 2005 to December 2005. From 1986 to 2005, Mr. Stanage held positions of increasing responsibility in engineering, operations and marketing with Honeywell Inc. (formerly AlliedSignal Inc.) including: Vice President Integrated Supply Chain and Technology for the Consumer Products Group from 2003 to January 2005, and Vice President and General Manager of the Aerospace Group’s Engine Systems and Accessories Division from January 2005 to August 2005.

Mr. Stanage also serves on the board of directors of TriMas Corporation, as well as on the audit, compensation, and corporate governance and nominating committees of TriMas.

Key Attributes, Experience and Skills:

Mr. Stanage has developed an in-depth understanding of the company’s business operations, growth opportunities and challenges and its customer and product base during his six-year tenure as President, Chief Operating Officer and his current role as Chairman, Chief Executive Officer and President. His over 20 years’ management and operations experience at Dana Corporation and Honeywell provide him with critical expertise in the management, financial and operational requirements of a global manufacturing company.

JOEL S. BECKMAN, 60, director since 2003

Position, Principal Occupation, Business Experience and Directorships:

Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is on the board of a number of private companies, and is active in various civic organizations.

Key Attributes, Experience and Skills:

Mr. Beckman brings over 30 years’ experience as a banker and an investor in transportation (including aerospace) companies with both Greenbriar Equity Group and Goldman Sachs to his role on the board. In addition to Mr. Beckman’s valuable contributions related to the transportation sector, his experience in private equity led to his appointment as chair of our finance committee and has made him a key contributor to refinancing and capital structure discussions since joining the board.

LYNN BRUBAKER, 58, director since 2005

Position, Principal Occupation, Business Experience and Directorships:

In 2005, Ms. Brubaker retired from Honeywell International, Inc. (which acquired AlliedSignal in 1999), where she had served as Vice President/General Manager—Commercial Aerospace. Prior to joining AlliedSignal, Ms. Brubaker held a variety of executive leadership, operational management, strategy and business development and customer management roles with aerospace companies McDonnell Douglas, Republic (predecessor to Northwest Airlines), and Comair. Ms. Brubaker has been a director of FARO Technologies, Inc. since July 2009, and serves on its audit, compensation and nominating and corporate governance committees. Ms. Brubaker also serves as a non-executive director of QinetiQ Group plc, a British company with shares listed on the London Stock Exchange and serves on its audit, nominations, remuneration and risk and CSR committees. Ms. Brubaker also currently serves on the board of a private company and from March to December 2011, was a director of Force Protection Inc.

Key Attributes, Experience and Skills:

Ms. Brubaker is a seasoned executive with over thirty-five years’ experience in the aviation and aerospace industries, as well as fifteen years’ experience serving on various boards of directors, and ten years advising international high technology and multi-industry companies. Her extensive experience in the commercial aerospace, defense and space industries, in a wide variety of roles, makes her a valuable contributor to the board of Hexcel. Ms. Brubaker’s aerospace experience runs the gamut from operator to original equipment manufacturer to aftermarket. Her ongoing aerospace industry involvement and relationships provide the board with additional customer feedback independent of management. In addition, Ms. Brubaker has used her expertise in sales and marketing management to assess and advise our marketing and sales managers. Ms. Brubaker’s extensive contacts within key markets for Hexcel, as well as her experience on the boards of other companies, make her well-suited to lead our nominating and corporate governance committee.

JEFFREY C. CAMPBELL, 55, director since 2003

Position, Principal Occupation, Business Experience and Directorships:

Mr. Campbell has served as Executive Vice President and Chief Financial Officer of the American Express Company, a global services company, since August 2013. From January 2004 to June 2013, he served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998. Mr. Campbell worked as a Certified Public Accountant with Deloitte, Haskins & Sells from 1986 to 1988.

Key Attributes, Experience and Skills:

As a result of Mr. Campbell’s extensive experience in finance and accounting, including his current role as CFO of American Express, a $34 billion global services company, and his prior role as CFO of McKesson, a $100 billion healthcare services company, as well as over fifteen years in executive and management positions in the aerospace industry (American Airlines), he brings significant financial acumen to the board, providing valuable expertise and guidance in areas such as compliance, risk management, financing, investor relations and systems solutions. Mr. Campbell’s breadth and depth of experience in financial roles, including that of CFO of three multi-national, publicly traded companies, provides us with the financial expertise that is critical in the role of chair of the audit committee.

CYNTHIA M. EGNOTOVICH, 58, director since 2015

Position, Principal Occupation, Business Experience and Directorships:

Ms. Egnotovich served as President, Aerospace Systems Customer Service of United Technologies Corporation (“UTC”) from July 2012 to November 2013. Previously, Ms. Egnotovich served as Segment President, Nacelles and Interior Systems for Goodrich Corporation (which was acquired by UTC) from 2007 to 2012. Ms. Egnotovich joined Goodrich in 1986 and held leadership roles of increasing significance, including serving as Segment President of Engine Systems, Segment President Electronic Systems and Segment President Engine & Safety Systems. Ms. Egnotovich has been a director of The Manitowoc Company since 2008 and is a member of its audit committee and serves as the chair of its compensation committee.

Key Attributes, Experience and Skills:

Ms. Egnotovich brings to the Hexcel board almost thirty years’ experience in the aerospace industry, much of which was in senior leadership roles. Ms. Egnotovich has significant experience overseeing and assessing the performance of companies, as well as their accountants, which makes her well-suited to serve on our audit committee. In addition, Ms. Egnotovich is able to offer the board a different perspective based on her experience as a director of a publicly traded manufacturing company outside of the aerospace industry.

W. KIM FOSTER, 67, director since 2007, Lead Director

Position, Principal Occupation, Business Experience and Directorships:

From 2001 until October 2012, Mr. Foster served as Executive Vice President and Chief Financial Officer of FMC Corporation, a chemical manufacturer serving various agricultural, industrial and consumer markets. Prior to serving in this role, Mr. Foster held numerous other executive and management positions with FMC, including Vice President and General Manager—Agricultural Products Group from 1998 – 2001; Director, International, Agricultural Products Group from 1996-1998; General Manager, Airport Products and Systems Division, 1991-1996; and Program Director, Naval Gun Systems, FMC Defense Group, from 1989 to 1991. Mr. Foster has been a director of Teleflex, Inc. since May 2013 and serves as the chair of its audit committee.

Key Attributes, Experience and Skills:

Mr. Foster has over 30 years’ management, operations and finance experience with FMC Corporation, including over eleven years as CFO, as well as experience as a director of another public company. He provides expertise and advice in the finance and investor relations areas, and his background in chemical operations has proven valuable in connection with discussions of capital spending and global sourcing. Mr. Foster’s many years of managing a large and geographically dispersed finance organization, his experience as the CFO of a publicly-traded company and his tenure as a member of the board of Hexcel led his fellow directors to appoint him as Lead Director starting in January 2014.

THOMAS A. GENDRON, 55, director since 2010

Position, Principal Occupation, Business Experience and Directorships:

Mr. Gendron has been Chairman, Chief Executive Officer and President of Woodward, Inc., a designer, manufacturer and service provider of energy control and optimization solutions used in global infrastructure equipment, serving the aerospace, power generation and distribution and transportation markets, since 2007. Mr. Gendron was President and Chief Executive Officer of Woodward from 2005 to 2007 and President and Chief Operating Officer from 2002 to 2005. Prior to becoming President of Woodward, Mr. Gendron served in a variety of management positions at Woodward.

Key Attributes, Experience and Skills:

Mr. Gendron’s experience as president and CEO of Woodward, a NASDAQ-listed company, includes extensive operations and marketing experience in the aerospace and wind power industries. Woodward’s global aircraft and wind turbine controls business enables Mr. Gendron to provide the board with insight as to the aerospace and wind power industry, and offer guidance on the development of marketing strategies. In addition, Mr. Gendron’s significant manufacturing management experience makes him well-suited to advise our operations team.

JEFFREY A. GRAVES, 54, director since 2007

Position, Principal Occupation, Business Experience and Directorships:

Since May 2012, Dr. Graves has served as Chief Executive Officer and President of MTS Systems Corporation, a leading global supplier of test systems and industrial position sensors. From 2005 until May 2012, Dr. Graves served as President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer

(2003 to 2005); President and Chief Operating Officer (2002-2003); and Vice President of Technology and Engineering (2001-2002). From 1994 to 2001 Dr. Graves was employed by the General Electric Company, holding a variety of management positions in GE’s Power Systems division from 1996 to 2001, and in the Corporate Research and Development Center from 1994 to 1996. Prior to General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves is also a member of the board of directors of MTS Systems Corporation and Teleflex, Inc. Dr. Graves serves on Teleflex’s compensation committee. Dr. Graves was a member of the board of directors of C&D Technologies, Inc. from 2005 through 2012.

Key Attributes, Experience and Skills:

Dr. Graves has ten years’ experience as a CEO of three NYSE-listed companies and substantial experience as a director of other US public companies. Dr. Graves has significant global operations and R&D experience, including with GE, holds a PhD in Materials Science and has extensive prior involvement in materials development and application processes for airframe, propulsion systems and energy fields. In addition to the obvious value as an experienced CEO of three public companies, Dr. Graves was recruited to the board to help provide additional technical expertise. He has extensive experience doing business in China and India, enabling him to provide valuable contributions to discussions related to our Asia Pacific strategy, particularly with respect to industrial markets. Dr. Graves and Dr. Hill regularly review our R&D programs and organization and report back to the board their findings and recommendations. In addition, Dr. Graves has advised on information technology projects based on his past experience with the implementation of enterprise resource planning systems.

GUY C. HACHEY, 60, director since 2014

Position, Principal Occupation, Business Experience and Directorships:

From May 2008 to July 2014, Mr. Hachey served as President and Chief Operating Officer of Bombardier Aerospace, Inc. Prior to joining Bombardier in 2008, Mr. Hachey held numerous roles with Delphi Corporation, including the combined positions of Vice President, Delphi Corporation and President, Delphi Europe, Middle East and Africa, as well as Executive Champion for Delphi’s global manufacturing operations. Mr. Hachey began his career in 1978 with General Motors Corporation where he held manufacturing and engineering leadership positions in Canada and the U.S.

Key Attributes, Experience and Skills:

Mr. Hachey’s six years’ experience as the President and Chief Operating Officer of a major aircraft manufacturer enables him to provide critical insight into Hexcel’s aerospace product offerings across the globe. In addition, Mr. Hachey has significant experience overseeing global automotive manufacturing businesses and is able to offer a valuable perspective to discussions regarding our manufacturing operations, global manufacturing footprint, and industrial markets.

DAVID C. HILL, 69, director since 2008

Position, Principal Occupation, Business Experience and Directorships:

Dr. Hill served as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, from January 2006 until his retirement in December 2007. During this time he was also a Supervisory Board member of Sun Chemical Group B.V. From 2001 to 2005, Dr. Hill was Sun Chemical’s Chief Technology and Operating Officer. Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials. From 1980 to 1997, Dr. Hill served at AlliedSignal Inc., where he was President, Fibers from 1991 to 1994, Chief Technology Officer, Engineered

Materials from 1994 to 1995 and President, Specialty Chemicals through 1997. Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation. He holds a Ph.D. in Materials Science and Engineering as well as an M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology.

Key Attributes, Experience and Skills:

Dr. Hill brings over 40 years’ management, operations and technology experience in large-scale chemicals and engineered materials organizations to the Hexcel board, including two years as CEO of Sun Chemical Corporation and membership in the National Association of Corporate Directors. In addition to his advanced technical degrees (Ph.D. and M.S.), Dr. Hill has extensive knowledge regarding the development, manufacture and use of advanced fibers. Dr. Hill was selected to provide the board and management additional technical expertise, particularly related to our fibers and chemical-based products. His extensive experience with the application of continuous improvement techniques to maximize capital efficiency has made him a key contributor to the board, particularly in connection with capital expansion, utilization and resources. Dr. Hill and Dr. Graves regularly review our R&D programs and organization and report back to the board their findings and recommendations.

DAVID L. PUGH, 67, director since 2006

Position, Principal Occupation, Business Experience and Directorships:

Mr. Pugh served as the Chairman and Chief Executive Officer of Applied Industrial Technologies Inc., one of North America’s leading industrial product distributors, from October 2000 until October 2011. He was President and Chief Operating Officer of Applied from January 1999 to January 2000 and President and Chief Executive Officer of Applied from January 2000 to October 2000. Prior to joining Applied, Mr. Pugh was senior vice president of Rockwell Automation and general manager of Rockwell’s Industrial Control Group. Prior to joining Rockwell, Mr. Pugh held various sales, marketing and operations positions at Square D. Co. and Westinghouse Electric Corp. Mr. Pugh is also a member of the board of directors of NN, Inc. and serves on its audit and compensation committees.

Key Attributes, Experience and Skills:

Mr. Pugh was CEO of an NYSE-listed company for eleven years until retirement in 2011. Throughout his career, he gained extensive operations and sales and marketing experience in large-scale global manufacturing organizations; and extensive experience as a director of public companies. Mr. Pugh’s expertise in factory control systems and equipment maintenance programs has provided valuable expertise to the board and to our operations management team. Mr. Pugh is chair of the compensation committee and brings important perspectives in the executive compensation area to both the compensation committee and the board, as a result of his varied experiences with other public boards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Independence of Directors

We currently have ten independent directors out of eleven directors. Our board affirmatively determined that each director nominee, other than our Chief Executive Officer and President, Mr. Stanage, meets the NYSE director independence requirements. In making these determinations our board considered whether a director has a “material relationship” with us as contemplated by the NYSE listing standards. One non-employee director has a relationship with us other than as a director of Hexcel. Ms. Brubaker is a director of a private aerospace company that is our customer. In determining that Ms. Brubaker did not have a material relationship with us, and thus was independent, our board considered, among other things, the sales to this private aerospace company as a percentage of our total sales, as well as that Ms. Brubaker is not an employee of this private aerospace company and does not have any significant direct or indirect pecuniary interest in the business relationship between us and this private aerospace company.

Meetings and Standing Committees of the Board of Directors

General

During 2015 there were nine meetings of the board, and 18 meetings and seven actions by written consent in the aggregate of the four standing committees of the board. Each of the incumbent directors who served on the board and its committees during 2015 attended or participated in at least 75% of the aggregate number of board meetings and applicable committee meetings held during 2015. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders. Each of the incumbent directors attended the last annual meeting of stockholders.

The board has established the following standing committees: audit committee; compensation committee; finance committee; and nominating and corporate governance committee. The board may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board. Each of our four standing committees operates under a charter adopted by the board. The charter for each committee except the finance committee requires that all members be independent as required by NYSE listing standards. The charter of the finance committee prohibits the committee from taking any action that is required by NYSE rules to be taken by a committee composed entirely of independent directors, unless the finance committee is composed entirely of independent directors. Our board has also adopted a set of corporate governance guidelines. All committee charters and the corporate governance guidelines can be viewed on the investor relations section of our website, www.hexcel.com, under “Corporate Governance.” You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

The table below provides information regarding membership of each board committee and meeting held during fiscal year 2015:

Name	Audit	Compensation	Nominating and Corporate Governance	Finance
Joel S. Beckman			Ö	Chair
Lynn Brubaker	Ö		Chair
Jeffrey C. Campbell	Chair
Cynthia M. Egnotovich	Ö		Ö
W. Kim Foster		Ö	Ö
Thomas A. Gendron		Ö		Ö
Jeffrey A. Graves			Ö	Ö
Guy Hachey		Ö
David C. Hill	Ö			Ö
David L. Pugh		Chair
Number of Meetings	8	5	2	3
Actions by Written Consent	—	2	1	3

Audit Committee

The audit committee assists with the board’s oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 67 of this proxy statement.

All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our board has determined that Jeffrey C. Campbell is an audit committee financial expert under SEC rules.

The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders or other persons. Any person with such a concern should report it to the board as set forth under “Contacting the Board” on page 16. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The audit committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. These policies and procedures are described on page 69 of this proxy statement.

Finance Committee

The finance committee provides guidance to the board and management on significant financial matters, including the Company’s capital structure, credit facilities, equity and debt issuances, acquisitions, divestitures, liquidity and insurance coverage.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee regularly seeks input from the board regarding the skills and attributes it believes new nominees should possess in order to strengthen the board; identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; develops and recommends to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The committee evaluates the board’s performance at least annually. In addition, each committee conducts an annual self-evaluation and we also conduct a peer review of individual directors every other year. The committee has independent authority to select and retain any search firm to assist it in identifying qualified candidates for board membership, and has the sole authority to approve the search firm’s fees and terms of engagement.

The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s supervision and oversight of our business and affairs. The committee also considers the following when selecting candidates for recommendation to the board: broad business knowledge, experience, professional relationships, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs or stated requirements of the board.

We do not have a formal policy with regard to consideration of diversity in identifying director nominees. However, both the charter of the nominating and corporate governance committee and our corporate governance guidelines list diversity as one of many attributes and criteria that the committee will consider when identifying and recruiting candidates to fill positions on the board. Our corporate governance guidelines also state that our board should generally have no fewer than ten directors to permit diversity of experience. The committee considers a broad range of diversity, including diversity with respect to experience, skill set, areas of expertise and professional background, as well as race, gender and national origin. Our informal policy regarding consideration of diversity is implemented through discussions among the committee members, and by the committee with our outside search firm and with senior management. The committee assesses the effectiveness of this policy through its annual self-evaluation, a report of which is delivered to the board. Every board candidate search undertaken by us includes diversity as a desired attribute for the candidate.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, as well as by other sources including our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. The company’s policy on the consideration of all director candidates, regardless of source, is set forth in the charter of the nominating and corporate governance committee. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under “Contacting the Board” so that it is received at least 120 days prior to the anniversary date of our prior year’s annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

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The name and record address of the stockholder and evidence of the stockholder’s ownership of Hexcel stock, including the class and number of shares owned of record or beneficially by the stockholder or any of its affiliates or associates (and any other direct or indirect pecuniary or economic interest in Hexcel stock, such as any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement) and the length of time the interest in the shares have been held

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The name, age, business address and residence address of the candidate, a listing of the candidate’s qualifications to be a director, and the person’s consent to be named as a director if selected by the committee and nominated by the board

•	An advance irrevocable resignation letter providing for the contingent resignation of the candidate in the event that the candidate is elected to the board and subsequently becomes a holdover director

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The candidate’s written representation and agreement that the candidate (1) would be in compliance, if elected as a director of Hexcel, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of Hexcel, (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the candidate, if elected as a director of Hexcel, will act or vote on any issue or question that has not been disclosed to Hexcel in the representation and agreement, and (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Hexcel with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of Hexcel without disclosing to Hexcel such agreement, arrangement or understanding

•	Any information about the stockholder and the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

•	A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

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Any material interest of the stockholder or any of its affiliates or associates relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

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Whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, the stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of the stockholder or any of its affiliates or associates with respect to Hexcel’s capital stock

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A description of all arrangements or understandings between the stockholder or any of its affiliates or associates and any other person, naming such other person, relating to the recommendation of such candidate

The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held. No stockholder recommendations were made for this Annual Meeting.

Compensation Committee

The compensation committee defines the goals of our compensation policy, reviews and approves our compensation and oversees our benefit plans. In this capacity, the compensation committee administers our incentive plans and may make grants, for example, of non-qualified stock options (“NQOs”), restricted stock units (“RSUs”) and performance-based share awards (“PSAs”) to executive officers, other key employees, directors and consultants.

Additional information regarding the compensation committee, including additional detail about the objectives, policies, processes and procedures of the compensation committee, and information with regard to the compensation consultant retained by the compensation committee (including a description of all services provided by the consultant), is set forth in Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. The board believes that it is appropriate for Mr. Stanage to hold both offices because the combined role enables decisive leadership and clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders and other key constituencies, such as our employees and key customers and suppliers. We also believe we have in place sound counter-balancing mechanisms to ensure that we maintain the highest standards of corporate governance and effective accountability of the CEO to the board, including the following:

•	Each of the ten other directors on the board is independent

•	The board has named a lead director, whose responsibilities are described in detail below

•	Mr. Stanage’s performance and compensation is reviewed, and Mr. Stanage’s compensation is set, by the compensation committee, with formal oversight by the independent directors as a group

•	The independent directors meet regularly in executive sessions without management

•	The board regularly reviews performance, management development and succession plans for executive positions.

Our bylaws dictate that if the chairman of the board is independent, then the chairman will be the lead director or, if the chairman is not independent, as is the case with Mr. Stanage, then the independent directors are required to designate an independent board member to serve as lead director. The independent directors have designated Mr. Foster to serve as lead director. Mr. Foster has the authority to call a meeting of the independent directors in addition to the responsibilities listed below.

•	Oversees the flow of information to the board

•	Determines the annual master agenda for board meetings with input from management and other directors

•	Collaborates with the CEO to assure that information and materials that are important to the board’s understanding of agenda items are sufficient in scope

•	Oversees the board’s performance evaluations of the CEO and provides feedback directly to the CEO

•	Conducts peer reviews of individual directors as part of the board’s evaluation process

•	Chairs executive sessions of the board and meets with the CEO to discuss matters of board concern

•	Collaborates with the nominating and corporate governance committee in monitoring the composition and structure of the board

Under our corporate governance guidelines, the independent directors are required to meet as a board in executive session, without management, a minimum of two times a year, but normally do so at every regular board meeting.

Risk Oversight

The board is responsible for overseeing our risk management. Twice annually, the board discusses enterprise risk management, defining key risk and business continuity indicators and steps taken to reduce identified risks, including risks related to manufacturing, technology and IT security. In addition, specific board committees are responsible for overseeing specific types of risk. Our audit committee periodically reviews our currency exchange and hedging policies, tax exposures and our processes to ensure compliance with laws and regulations, and also reviews reports from our anonymous hotline that employees can use to report suspected violations of our Code of Business Conduct. The audit committee also regularly meets in executive sessions without management present with our outsourced internal audit firm and our independent registered public accounting firm to discuss areas of concern of which the board should be aware. The finance committee addresses significant financing matters such as our capital structure, credit facilities, equity and debt issuances, liquidity and insurance programs. Our compensation committee establishes compensation policies and programs that do not incentivize executives and employees to take on an inappropriate level of risk, as discussed under “The Process for Setting Compensation—Compensation Risk Oversight” on page 27 of this proxy statement. The nominating and corporate governance committee is responsible for making recommendations to the board regarding succession planning for senior leadership positions. Each of our board committees delivers a report to the board, at the next board meeting, regarding matters considered at committee meetings that have taken place since the last board meeting.

Our senior management meets periodically with our functional leadership teams to discuss and review the risks that exist in connection with our business. Management makes regular presentations to the board, no fewer than two times per year (and more frequently if circumstances warrant), regarding all types of material risks facing the company. At these meetings the board discusses and reviews these risks and determines what, if any, new actions should be taken to mitigate these risks.

Succession Planning

At least annually, the board engages in a review of management developmental and succession planning to assess leadership development programs and organizational effectiveness, and conducts in-depth discussions regarding specific succession and contingency planning for all key senior leadership positions.

Contacting the Board

Stockholders and other interested parties may contact the non-management members of the board or the lead director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972. The corporate secretary will review all communications and forward them to the lead director. The corporate secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the lead director. Any communications received by the lead director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under “Corporate Governance.” In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to our directors or executive officers, will be promptly disclosed on the investor relations section of our website under “Corporate Governance.”

Director Compensation in 2015

Our non-employee director compensation program is comprised of a mix of cash and stock-based compensation designed to attract and retain qualified candidates to serve on our board. In May 2015, the board performed its annual review of the director compensation program compared with survey data from the National Association of Corporate Directors (“NACD”). The review indicated that after increases in annual compensation made in 2012, 2013 and 2014, our directors were compensated at competitive levels as indicated by the NACD survey. The compensation committee therefore recommended no changes in 2015 to the annual director compensation.

Annual non-employee director cash compensation consists of a retainer of $58,000 plus:

•	$25,000 for the lead director

•	$12,500 for the audit committee chair

•	$7,500 for the compensation committee chair

•	$5,000 for each of the nominating and corporate governance committee and the finance committee chairs

•	$10,000 paid to each member of the audit committee (including the chair of the committee)

•	$7,500 paid to each member of the compensation committee (including the chair of the committee)

•	$5,000 paid to each member of the nominating and corporate governance committee and the finance committee (including the chairs of the committees)

Upon initial election to the board and on each re-election thereafter, each non-employee director receives a grant of RSUs in an amount determined by the compensation committee as guided by the advice of its independent compensation consultant and other relevant factors. The target grant date value of RSUs issued to directors in 2015 was $105,000. The RSUs vest daily over the twelve months following the date of grant and convert into an equal number of shares of our common stock on the first anniversary of grant unless the director elects to defer conversion until termination of service as a director.

In addition to the annual compensation described above, if a special committee is designated by the board, each non-employee director of that special committee receives $1,000 for attendance at any meeting of that committee.

Our stock ownership guidelines, which are described on page 38, apply to non-employee directors as well as executive officers. All of our non-employee directors are in full compliance with the policy, except for Mr. Hachey and Ms. Egnotovich who were elected to the board in October 2014 and January 2015, respectively.

The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Joel S. Beckman	73,000	104,958	177,958
Lynn Brubaker	78,000	104,958	182,958
Jeffrey C. Campbell	80,500	104,958	185,458
Cynthia M. Egnotovich	68,000	209,933	277,933
W. Kim Foster	95,500	104,958	200,458
Thomas A. Gendron	70,500	104,958	175,458
Jeffrey A. Graves	69,000	104,958	173,958
Guy C. Hachey	65,500	104,958	170,458
David C. Hill	74,000	104,958	178,958
David. L. Pugh	73,000	104,958	177,958

(1)	The grant date fair value of each RSU granted to directors on May 7, 2015 was $48.39, computed in accordance with FASB ASC Topic 718. The grant date fair value of each RSU granted to Ms. Egnotovich on January 2, 2015, the date she joined the Board, was $41.28. These amounts do not correspond to the actual value that will be realized by a director. For additional information regarding the assumptions made in calculating these amounts, see Note 10, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	As of December 31, 2015, our non-employee directors had RSUs outstanding as follows:

Number of Outstanding RSUs(a)(b)
Joel S. Beckman	31,469.43(c)
Lynn Brubaker	2,177.8
Jeffrey C. Campbell	32,972.43
Cynthia M. Egnotovich	4,741.69
W. Kim Foster	25,299.8
Thomas A. Gendron	18,384.43
Jeffrey A. Graves	27,708.43
Guy Hachey	4,943.36
David C. Hill	16,153.8
David L. Pugh	31,220.43

(a)	All RSUs granted prior to the 2015 annual meeting are vested. Vested RSUs remain outstanding if the director has elected to defer their conversion into shares of Hexcel common stock until such time as the director ceases to be a member of the board. Each director (other than Ms. Brubaker, Mr. Foster and Dr. Hill) elected to defer the conversion of his or her RSUs granted in 2015.

(b)	Includes dividend equivalents accrued on outstanding RSUs during 2015. Earned dividends are accrued as additional units on the underlying RSUs and are distributed when the underlying award is distributed. Only awards made in 2014 or later are entitled to be credited with dividend equivalents.

(c)	Includes 1,590 RSUs held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these RSUs.

EXECUTIVE OFFICERS

Set forth below is certain information concerning each of our executive officers in 2015. These officers constitute the company’s executive committee, which has primary responsibility for overseeing all functions within Hexcel and performs all policy-making functions other than those reserved to the board of directors. For additional information concerning Mr. Stanage, see “PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Directors” on page 5.

Name	Age on March 17, 2016	Executive Officer Since	Position(s) With Hexcel
Nick L. Stanage	57	2009	Chairman of the Board; Chief Executive Officer; President; Director
Wayne C. Pensky	60	2007	Senior Vice President; Chief Financial Officer
Ira J. Krakower	75	1996	Senior Vice President; General Counsel; Secretary
Robert G. Hennemuth	60	2006	Senior Vice President, Human Resources

WAYNE C. PENSKY has served as our Senior Vice President and Chief Financial Officer since April 2007. Prior to serving in his current role, Mr. Pensky served as Vice President, Finance and Controller of our Composites global business unit since 1998. From 1993 to 1998 Mr. Pensky was our Corporate Controller and Chief Accounting Officer. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

IRA J. KRAKOWER has served as our Senior Vice President, General Counsel and Secretary since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

ROBERT G. HENNEMUTH has served as our Senior Vice President, Human Resources since March 2006. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International Inc., (formerly known as AlliedSignal Inc.), where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including the Honeywell Consumer Products Group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

The following table sets forth certain information as of February 29, 2016 with respect to the ownership by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock:

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
The Vanguard Group(2)	6,281,607	6.8%
100 Vanguard Boulevard
Malvern, PA 19355
Capital International Investors(3)	6,577,254	7.1%
11100 Santa Monica Boulevard
Los Angeles, CA 90025

(1)	“Number of Shares” is based on information contained in a Statement on Schedule 13D, 13D/A, 13G or 13G/A filed with the SEC as indicated in footnote (2) below. The “Percent of Common Stock” is based on such number of shares and on 92,934,094 shares of common stock issued and outstanding as of February 29, 2016.

(2)	Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 11, 2016, The Vanguard Group is an investment advisor that has sole voting power with respect to 70,065 shares, sole dispositive power with respect to 6,212,142 shares and shared dispositive power with respect to 69,465 shares.

(3)	Based on information contained in a Statement on Schedule 13G filed with the SEC on February 12, 2016, Capital International Investors is an investment advisor that has sole voting power with respect to 5,884,501 shares and sole dispositive power with respect to 6,577,254 shares.

Stock Beneficially Owned by Directors and Officers

The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 29, 2016 by our current directors and the executive officers listed in the Summary Compensation Table and by all directors and executive officers as a group. The information appearing under the heading “Number of Shares of Common Stock” was supplied to us by the persons listed in the table.

Name	Number of Shares of Common Stock(1)	Percent of Common Stock(2)(3)
Nick L. Stanage	434,922	*
Joel S. Beckman(4)	31,469	*
Lynn Brubaker(5)	11,636	*
Jeffrey C. Campbell	40,775	*
Cynthia M. Egnotovich	4,742	*
W. Kim Foster	27,810	*
Thomas A. Gendron	40,384	*
Jeffrey A. Graves	27,708	*
Guy C. Hachey	4,944	*
David Hill	19,647	*
David L. Pugh	63,220	*
Wayne C. Pensky	346,218	*
Ira J. Krakower	434,922	*
Robert G. Hennemuth	169,400	*
All executive officers and directors as a group (14 persons)	1,715,016	1.8%

(1)	Includes shares underlying stock-based awards that either were vested as of February 29, 2016, or will vest within 60 days of this date. These shares are beneficially owned as follows: Mr. Stanage 264,260; Mr. Beckman 31,469; Ms. Brubaker 2,171; Mr. Campbell 32,972; Ms. Egnotovich 4,742; Mr. Foster 25,293; Mr. Gendron 18,384; Dr. Graves 27,708; Mr. Hachey 4,944; Dr. Hill 16,147; Mr. Pugh 31,220; Mr. Pensky 248,128; Mr. Krakower 235,343; Mr. Hennemuth 112,473; and all executive officers and directors as a group 1,055,257. None of our directors or named executive officers has pledged any of our common stock as security.

(2)	Based on 92,934,094 shares of common stock issued and outstanding as of February 29, 2016. As required by SEC rules, for each individual person listed in the chart the percentage is calculated assuming that the shares listed in footnote (1) above for such person are outstanding, but that none of the other shares referred to in footnote (1) above are outstanding.

(3)	An asterisk represents beneficial ownership of less than 1%.

(4)	Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

(5)	Includes 6,948 shares held by The Brubaker Family Trust. Ms. Brubaker has investment and voting control over such shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of 2015 compensation for our executive officers identified in the Summary Compensation Table on page 42. We refer to these individuals as the named executive officers, or “NEOs.” These NEOs comprise our executive committee which has primary responsibility for overseeing all functions within the company and performs all policy-making functions other than those reserved to the board of directors. The compensation committee of the board of directors is responsible for determining the compensation and benefits of the NEOs. The committee’s determination of the compensation of our CEO is subject to ratification by our independent directors.

Executive Summary

In setting NEO compensation for 2015, the committee focused on the alignment of pay and performance, with short-term and long-term goals designed to incentivize improvements in key financial measures. Our 2015 sales, gross margin, operating income, net income and earnings per share again increased over prior years, setting new records for the company’s financial achievement. At the same time, we continued to make significant investments in new products, research and technology, and global manufacturing capacity to meet customer demand. We leveraged a 3.6% increase in our year-over-year sales (in constant currency) into a 6.6% increase in adjusted operating income, equal to 17.9% of sales. This resulted in a 7.4% increase in our Adjusted Diluted Earnings per Share. Cash from Operating Activities grew by 9.1% over the prior measurement period, which maintained our ability to fund investments in 2015 to meet projected customer demand. We achieved strong long-term after-tax return on invested capital, or ROIC, of 15.0% for 2013-2015, demonstrating our continued success at executing our capacity growth plans in a timely and efficient manner. See “Pay for Performance—MICP Annual Cash Incentive” on page 24 and “—Performance Based Share Awards” on page 25 for a description of these metrics as they relate to our cash incentive awards.

In addition, one factor the committee considered in making its decision to maintain the principles underlying our existing compensation strategy for 2015 and in evaluating the NEOs’ performance in 2015 and setting compensation for 2016, was the result of the stockholder advisory votes on executive compensation held at our 2014 and 2015 annual meetings of stockholders, at each of which 96% of the votes cast were for approval of our executive compensation. The committee considered this vote result as general approval of the Company’s approach to executive compensation. Therefore, it did not make any significant changes in the structure of our executive compensation program as a result of this vote. Instead, the committee focused on refining select elements of the program, as discussed below under the heading “2015 Executive Compensation Decisions.”

Pay for Performance

We recognize that our stockholders invest in the company with the expectation that we will deliver a level of performance that creates value. We seek to deliver sustainable value, meaning that our actions to generate short-term results should be balanced with the need for investments in technologies, capabilities, products, markets and employees to provide increased profitability over the long-term.

When evaluating the appropriateness of our executive compensation for 2015 relative to our performance, the following considerations are relevant:

•	Did our performance generate meaningful TSR?

•	Did our selection of short-term and long-term financial objectives create incentives to deliver desired levels of performance improvement?

•	Are we investing our capital and resources prudently to generate operating returns that exceed our cost of capital?

As explained below, we believe the answer to these questions is “yes.”

Total Stockholder Return

Total Stockholder Return (“TSR”) is one way stockholders may evaluate company performance. The long-term compensation of our CEO is designed to correlate with our TSR because over 50% of his target compensation consists of equity awards, and our stock ownership guidelines require a significant holding of equity. However, TSR can be affected by external forces beyond the company’s control which may not reflect the organic operating performance and profitability of the company over the incentive measurement period. While the company has shown consistently improving financial results in each of the last three years, the company’s annual TSR fluctuated significantly from a high of 65.8% in 2013, to a low of -7.2% in 2014, then rebounded to 12.9% for 2015. In addition, our ROIC for the three year period ending December 31, 2015 was 15.0%. This reinforces our belief that it is more appropriate to tie our CEO’s compensation to the achievement of short-term and long-term company performance goals that are intended to drive sustained growth in TSR over time. The chart below shows our cumulative TSR for the five-year period ending December 31, 2015 compared with our CEO’s total direct compensation (“TDC”) for 2011 through 2015, which demonstrates a positive correlation between TSR and TDC and is a clear indicator of how our compensation program effectively aligns our executives’ interest with those of our stockholders. TDC includes the following components: salary, actual cash incentive award, grant date value of annual equity awards and all other compensation, as derived from the Summary Compensation Table.

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The five-year cumulative TSR shows the increase or decrease in value of a $100 investment in Hexcel common stock made on January 1, 2011, as of the end of each fiscal year in the five-year period, and includes the reinvestment of dividends paid in 2015.

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Unlike TDC, the SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 42, includes changes in the value of pensions and nonqualified deferred compensation earnings. These changes are not the result of any enhanced benefits under the relevant pension plans or arrangements, but rather reflect valuation methodologies that are driven by accounting and actuarial assumptions, such as the assumed retirement age and the discount rate used to determine the present value of the benefit, as well as by changes in salary and cash incentives paid. These changes in earnings are not necessarily reflective of compensation actually realized by the NEOs for a particular year, or compensation decisions made for a particular year. We believe that TDC, which does not include such amounts, provides a more meaningful measurement for assessment.

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The chart shows the TDC for David E. Berges, our former CEO, from 2011 through 2013, and the TDC for Mr. Stanage for 2014 through 2015. See “2015 Executive Compensation Decisions” for a description of the changes in Mr. Stanage’s compensation between August 2013, when he became CEO, and 2015.

Compensation Components

Target compensation in 2015 for our NEOs included salary, annual cash incentive awards granted under our Management Incentive Compensation Plan (“MICP”), and equity awards in the form of restricted stock units (“RSUs”), non-qualified stock options (“NQOs”) and performance-based share awards (“PSAs”). A significant portion of NEO compensation, ranging from 46% to 57% of total target compensation in 2015, was in the form of long-term equity incentives. We believe that the long tenure of our NEOs and their demonstrated commitment to the long-term performance of the company reinforces the effectiveness of our compensation strategy.

Actual NEO compensation in 2015 included the following elements:

Element	2015 Pay Action
Base Salary	Increased NEO salaries at the start of the year based on individual performance and evaluation against our comparator group. Increases ranged from 4.0% to 14.2%.
MICP	Awarded a payout of 125.8% of target under our MICP based on performance against targets for Cash from Operating Activities, Adjusted EBIT and Adjusted Diluted Earnings per Share. See “Pay for Performance—MICP Annual Cash Incentive” below.
Equity-Based Awards	Continued our practice of awarding our NEOs a mix of NQOs, RSUs and PSAs with an overall design to provide performance-based incentives aligned with stockholder interests and long-term company strategy. Target equity compensation for Mr. Stanage consisted of 37.5% NQOs and 62.5% PSAs, while the other NEOs’ target equity compensation for 2015 consisted of 25% RSUs, 37.5% PSAs and 37.5% NQOs. See “2015 Executive Compensation Decisions – Equity Awards” on page 32.

MICP Annual Cash Incentive

Our performance measures for 2015 MICP awards were designed to incentivize our leaders to achieve improvements in three areas: Adjusted EBIT, Cash from Operating Activities and Adjusted Diluted Earnings per

Share, with each component given equal weight. In January 2016, the compensation committee certified the degree of attainment of the 2015 financial measures, which resulted in a payout percentage of 125.8% of the aggregated target awards for all participants in the MICP. The committee continued to believe that these metrics appropriately aligned pay with performance and motivated management to strive for continuously improving performance, and thus maintained them for 2015. Even though the company achieved record high results under each of these measures in 2014, the 2015 targets were set in excess of 2014 actual results for each of Adjusted EBIT and Adjusted Diluted EPS. The target for Cash from Operating Activities was the only metric set lower than actual results for 2014, due to higher anticipated cash taxes in 2015. The management team achieved above-target performance on each measure. See “2015 Executive Compensation Decisions – MICP Awards” on page 31.

The following GAAP and non-GAAP financial measures were used to measure performance for our 2015 annual cash incentive awards granted under the MICP:

“Cash from Operating Activities” means cash provided by operating activities of continuing operations from the consolidated statement of cash flows, measured from September 30, 2014 to December 31, 2015.

“Adjusted EBIT” means operating income plus the sum of business consolidation and restructuring expense and other expenses (income) and eligible severance payments.

“Adjusted Diluted Earnings per Share” means the quotient of Adjusted EBIT minus interest expense minus income taxes plus equity in earnings from affiliated companies, as adjusted, divided by the weighted average number of diluted shares of common stock outstanding.

Performance-Based Share Awards

The PSAs awarded in 2013 used Return on Invested Capital, or “ROIC,” for the purpose of assessing our performance for the three-year performance period ending December 31, 2015. ROIC rewards both earnings and the efficient management of the assets of the company. ROIC for these PSAs was defined as the average return for 2013, 2014 and 2015 divided by the average invested capital as of December 31, 2012, 2013, 2014 and 2015, where:

•	“Return” generally means operating income, adjusted for other operating expense (income), taxes and including equity in earnings from affiliated companies, and

•	“Invested capital” generally means stockholders’ equity plus net debt.

In January 2016, the compensation committee certified that for the 2013-2015 performance cycle we achieved ROIC of 15.0%, which resulted in an award of 146.2% of target. This result demonstrates that our performance continued to be strong in the long-term as well as in the short-term, as our investments generated a return that greatly exceeded our cost of capital, while we continued to make substantial investments in capacity to support customer demand.

We pay incentive compensation only after the committee has certified our performance results and corresponding MICP and PSA awards for the performance periods. In certifying the results, the committee first performs a review of our financial performance against goals following verification of the calculations by our independent auditors.

The Process for Setting Compensation

Compensation Philosophy

The company’s compensation philosophy, as determined by the compensation committee, is:

•	To attract, retain and motivate a high caliber of executive talent

•	To ensure that a significant portion of total target compensation is variable compensation based on company performance

•	To encourage long-term focus while recognizing the importance of short-term performance

•	To determine compensation based on forward-looking considerations and not solely on the basis of past compensation or results

•	To align executive and stockholder interests by requiring NEOs to meet ownership guidelines and prohibiting them from hedging our stock

•	To establish goals for performance-based compensation that are challenging yet attainable

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To discourage excessive risk taking by structuring our pay to consist of a blend of both fixed and variable elements, using an appropriate mix of short and long-term company performance metrics, and setting maximum total payouts

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To prevent and remedy executive misconduct, and impose appropriate discipline on individuals who engage in misconduct. See page 39 for a description of our policy regarding executive misconduct, which authorizes recoupment of incentive compensation from an executive whose misconduct results in the inaccurate reporting of financial results.

The process used by the company to implement this philosophy is described below.

The Compensation Committee

The compensation committee operates under a written charter approved by the board and reviewed by the committee annually. The charter provides that the committee is accountable for defining the goals of our compensation policy, reviewing and approving our compensation programs, and overseeing our benefit programs. The committee reviews and approves the compensation of the NEOs on an annual basis, including salary, cash incentives, equity grants and benefits. The committee’s approval of the compensation of our CEO is subject to ratification by our independent directors. The committee also reviews annually the benefit plans applicable to all of our employees, including the NEOs. In addition, the committee periodically reviews our retirement benefits for NEOs.

Compensation Consultant

The committee retains an independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy” or “the consultant”), to assist it in establishing and reviewing executive compensation. The consultant reports directly to the compensation committee and the committee has the sole authority to approve the consultant’s fees and the other terms of engagement. In accordance with NYSE listing standards, the committee assessed the independence of Semler Brossy and determined that it was independent and that its work for the committee has not raised any conflict of interest. Specifically, the consultant has not performed, and does not currently perform, consulting work for management. If management requests any work from the consultant, the consultant must first obtain the approval of the chair of the committee.

The committee has engaged the consultant to provide advice to the committee with the objective of creating long-term value for stockholders through our compensation programs. In providing this advice, the committee asks the consultant to periodically inform the committee of compensation-related developments that may influence the committee’s decision-making processes, including changes to regulations. The consultant is expected to communicate regularly with management to understand the company’s business environment, talent needs, and compensation considerations (from the perspective of both the committee and management). In addition, prior to committee meetings, the consultant confers with the committee chair regarding the matters to be discussed at the meeting, and confers with management on management presentations to the committee. In the event the consultant may differ with management after conferring, the consultant will review any differences independently with the committee, or together with management and the committee.

With the recommendation and consent of the committee, our CEO confers with the consultant when developing compensation recommendations for the other NEOs. On behalf of the committee, senior management periodically confers with the consultant on our executive compensation programs and may request the consultant’s views regarding modifying or adopting new programs or preparing offers of employment to senior executives.

Compensation Risk Oversight

The committee conducts an annual risk assessment of our compensation policies and practices and evaluates whether our incentive compensation programs encourage undue risk-taking. The committee considered risk-mitigation features, such as maximum award levels, the use of multiple financial measures, multi-year vesting and stock retention requirements, and a clawback policy. As a result of its review, the committee concluded that we have incentive compensation programs that align pay and performance but do not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Competitive Assessment

Each year the committee specifically reviews performance and authorizes the salaries, incentives, and equity grants for the NEOs. In making these determinations, the committee considers prevailing compensation practices of the comparator group as well as general industry survey data, experience, tenure in position and other factors it deems relevant.

The Comparator Group

The comparator group is comprised of companies which have attributes that, when viewed as a whole, represent a reasonable comparison to us in a number of relevant respects. In particular, the following criteria are considered in selecting our comparator group:

•	Industry, such as aerospace, defense and specialty chemicals

•	Business complexity and international scope and operations

•	Market for investor capital

•	Company characteristics such as revenues, market capitalization and geographic location

•	Competition for executive and managerial talent

The comparator group is selected by the committee based on recommendations by our consultant with input from management. The companies included in the comparator group are reviewed annually, and periodically we conduct a detailed assessment of their continued relevance to the company. After review, the committee decided to retain the 2014 comparator group for 2015, as it continued to meet the criteria above in all relevant respects.

The comparator group companies considered by the committee in determining NEO compensation for 2015 were:

AAR Corp.	Crane Co.	H.B. Fuller Company
Albemarle Corporation	Curtiss-Wright Corporation	Kaman Corporation
Barnes Group Inc.	Cytec Industries Inc.	Moog Inc.
BE Aerospace, Inc.	Esterline Technologies Corporation	A. Schulman, Inc.
Cabot Corporation	FMC Corporation	Teledyne Technologies Inc.

General Industry Survey Data

In addition to comparator group data, the committee also reviewed the Towers Watson General Industry Executive Database (“Towers Watson”), a large compensation survey of hundreds of companies in various industries, including aerospace, chemicals, automotive and defense. Neither the committee nor the company has any input into the scope of the companies included in the survey. Due to the breadth of the survey, we size adjust the data based on our revenue for purpose of comparison. While we primarily rely upon the comparator group data, the committee uses the Towers Watson data as a secondary reference to ensure that the company’s compensation practices are similar to those in a broader industry index of companies.

Use of Company Performance in our Compensation Programs

We provide the opportunity for both cash and stock incentives based on achievement of performance goals. Cash awards are available under the MICP. PSAs are earned over a three-year performance period and are granted under our general long-term incentive plan that provides for the granting of various stock-based awards. Our compensation committee considers and grants MICP and stock-based awards on an annual basis. With input from management and the consultant, and following management’s presentation to the board of a five-year strategic review and current year business plan, the committee selects performance measures and goals and determines the relationship between the achievement of performance and the size of the award payable at threshold, target and maximum performance levels. The selected measures and goals are intended to incentivize high levels of achievement consistent with our overall business objectives for the performance period.

Use of Individual Performance in our Compensation Programs

CEO

Each year the committee establishes individual performance objectives for the CEO for the year, and evaluates the CEO’s performance against the objectives for the preceding year. The CEO’s MICP award opportunity is based solely on company performance. However, the committee considers achievement of his individual objectives in deciding whether to exercise negative discretion to reduce his MICP award and in setting his target compensation for the subsequent year. At least twice annually, the full board of directors reviews the CEO’s performance, and the lead director then discusses the board’s assessment with the CEO. This assessment includes a review of overall performance of the company, the degree to which strategic objectives are being met, leadership accomplishments, and other factors deemed relevant to the CEO’s performance. The consultant assists the committee in evaluating competitive CEO compensation data and potential compensation actions that could be taken in light of this performance. Our compensation committee charter requires that all decisions regarding CEO compensation be ratified by our independent directors. The CEO has no role in setting his own compensation.

Other NEOs

Each year, the CEO establishes individual performance objectives for the other NEOs and evaluates their performance against the objectives for the preceding year with additional input from the board. MICP award opportunities for the other NEOs are based solely on company performance, subject to the committee’s authority to exercise negative discretion to reduce an NEO’s MICP award. The committee receives the CEO’s assessment of each NEO’s overall performance, criticality to business strategy, career potential, and retention risk. For each NEO, the CEO makes recommendations regarding the MICP award and compensation for the next year. These recommendations are reviewed with the consultant, who advises the committee on the reasonableness of the recommendations relative to competitive norms. While the committee gives appropriate weight to competitive data and the CEO’s recommendations, the committee also exercises its judgment based on the committee’s assessment of the performance of each NEO.

Committee’s Use of Tally Sheets

As part of the committee’s review of the annual target compensation of the NEOs, the committee reviews “tally sheets” for each of the NEOs which reflect base salaries, annual bonuses and equity awards plus other forms of compensation such as employer contributions to our qualified and non-qualified deferred compensation plans, health insurance, and perquisites. With the assistance of the consultant, the committee also uses the tally sheets to provide assurance that our compensation programs are reasonable and in line with industry practices. In addition to the tally sheets, the committee reviews various termination scenarios for our NEOs.

2015 Executive Compensation Decisions

In establishing appropriate compensation opportunities for NEOs, the committee considers a variety of factors, such as, but not limited to, depth of experience, tenure in position, past performance, internal equity, retention risks, and market data. We consider total compensation as well as each component of total compensation against the comparator group. See “The Process for Setting Compensation—Competitive Assessment” on pages 28 of this proxy statement. For 2015, target compensation for each NEO other than our Chief Executive Officer fell between the median and 75th percentile of the comparator group, reflecting the experience of several of our NEOs as well as their sustained good performance. The committee set Mr. Stanage’s initial target compensation upon his promotion to CEO in August 2013 below the median of his peers in the comparator group, anticipating that his compensation would gradually be increased to the median level based on his performance in the role and the company’s overall performance.

Applying these factors, the committee determined that 2015 executive compensation would consist of four primary components—salary, short-term cash incentive, long-term equity incentives and a benefits package. The following chart shows each NEO’s salary, target cash incentive under the MICP, and target equity awards in 2015, in each case as a percentage of the NEO’s salary, and the increase in the target component over the prior year. For purposes of calculating the percentages in the chart, the value of each equity award is determined in the same manner used to determine the values appearing in the last column of the Grants of Plan-Based Awards in 2015 table on page 44.

NEO	Salary	% Increase from 2014	Target MICP Award as Percentage of Salary	Increase in Target Percentage from 2014	Grant Date Fair Value Equity Awards as Percentage of Salary	Increase in Target Percentage from 2014
Nick L. Stanage	$885,000	14.2%	100%	0%	260%	40%
Wayne C. Pensky	$484,219	4.0%	75%	0%	185%	10%
Ira J. Krakower	$410,959	4.5%	70%	0%	145%	0%
Robert G. Hennemuth	$387,977	4.5%	60%	0%	140%	5%

The committee considered the following factors, among others, in determining the initial 2015 compensation of each of our NEOs:

Nick L. Stanage: Mr. Stanage received an increase in his total compensation that reflected his continued success in the role of CEO and the company’s sustained good performance during his tenure. Mr. Stanage successfully led our continued growth through new product introductions, increased operational efficiency and successful management of our capital expansion programs. He oversaw efforts to increase our organizational capability to support growth through human capital acquisitions, increased customer engagement and the continuous improvement of our operational processes in the areas of safety, quality, on-time delivery and productivity. Mr. Stanage continued to lead efforts to further align the company’s technology development efforts with customer needs, resulting in long-term agreements with key customers for new products on new aerospace and industrial programs. In addition, Mr. Stanage continued to oversee the development of the company’s strategic planning, business development and succession planning processes.

Wayne C. Pensky: The increase in Mr. Pensky’s total compensation recognized his leadership of the finance function that contributed to the company’s overall excellent financial performance. Mr. Pensky successfully implemented borrowing (including a refinancing of the company’s credit facility), cash management and tax strategies that resulted in substantially decreased interest expense and provided significant tax savings and benefits, directed our financial reporting efforts as the company met its internal and external reporting deadlines without experiencing any significant deficiencies with respect to internal controls, led efforts to improve management of our capital structure through share repurchases, managed the finance function to change with the organization and managed costs and operating performance to help achieve record profitability.

Ira J. Krakower: Mr. Krakower’s compensation reflected his effective management of the legal, intellectual property, and international trade control functions, including litigation strategies, counselling the board and management on matters of governance, as well as his oversight of the adoption and implementation of the company’s compliance policies pertaining to ethical conduct of business. He also provided experienced counsel on mergers and acquisitions and global tax strategies, and he provided valuable input into the company’s strategic direction and assessment of opportunities for expansion.

Robert G. Hennemuth: Mr. Hennemuth’s compensation for 2015 was increased in recognition of his leadership of the company’s executive and leadership development and succession planning activities, recruitment and retention strategies, diversity outreach, implementation of new global human resource software platforms, as well as development of new compensation structures and analyses related to alignment between compensation metrics and operational and financial performance, together with ongoing support to the board’s compensation committee on matters related to executive and director compensation. In addition, Mr. Hennemuth’s role was expanded to include leadership of the company’s corporate and marketing communications function.

MICP Awards

The MICP is a stockholder-approved plan that provides an annual cash incentive opportunity to select key employees including the NEOs. The cash incentive awards payout amounts for 2015 appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Under the plan, competitively-based cash incentive target amounts, expressed as a percentage of salary, are established for participants at the beginning of each year by the committee.

During meetings held in December 2014 and January 2015, the committee established the 2015 performance measures described below for all participants in the MICP including our NEOs (there were 201 participants overall). The maximum award for each performance measure was 200% of the target award for that measure. The maximum consolidated award was 200% of the weighted average of the awards determined for each performance measure. Nothing is paid in respect of a performance measure if the threshold level for that measure is not attained. Cash incentive awards paid to NEOs for 2015 were determined based on the degree of attainment of these predetermined objective financial performance measures.

For 2015, performance was measured against three metrics: Adjusted EBIT, Cash from Operating Activities and Adjusted Diluted Earnings per Share, with each component given equal weight. This approach is consistent with our MICP approach in 2014, as the committee continues to believe that this mix effectively aligns short-term incentives for plan participants with key financial measures that are critical to the company’s long-term success.

The MICP provides for the grant of “qualified awards,” which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), and for the grant of “non-qualified” awards, which are not intended to qualify as “performance based compensation” under Section 162(m). See below under the heading “The Impact of Tax Regulations on our Executive Compensation—Deductibility of Compensation—Section 162(m)” for details on the impact of Section 162(m). At the end of the performance period, the committee has discretion to adjust a qualified award downward, but not upward, from the objectively determined level of attainment of the performance measure. Non-qualified awards can be adjusted upward or downward. In 2015, the committee did not exercise negative discretion in making MCIP awards. The NEOs received only qualified awards in 2015.

Equity Awards

Equity incentives foster the long-term perspective necessary for continued success in our business. They also align the interests of our NEOs with stockholder value and are an important element of our goal to be competitive with peer companies. We make annual awards of equity incentives to NEOs. Equity awards prior to May 2013 were made under our 2003 Incentive Stock Plan (the “2003 ISP”). In May 2013, our stockholders adopted the 2013 Incentive Stock Plan (the “2013 ISP”), which supersedes the 2003 ISP and governs all awards made after May 2013. On occasion we make unique individual awards to NEOs when special recognition is warranted. Under our equity award policy:

•	Equity awards may only be authorized by the board, the compensation committee, or by an equity grant committee specifically authorized by the board or the compensation committee

•	The compensation committee has the discretion to authorize grants outside the policy when circumstances warrant

•	The per share exercise price of a stock option shall not be less than the closing price of a share of our common stock on the NYSE on the date of grant

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We choose to value equity grants and to set the exercise price of an NQO on the third trading day after we next release earnings following a grant authorization to allow the public market an opportunity to digest our most recent financial results and establish the fair market value of a share of our common stock on the date of grant. The ISP prohibits the grant of backdated equity awards

In January 2015, we used three forms of equity incentives granted to the NEOs under the 2013 ISP: NQOs, RSUs and PSAs. At its meeting in January 2015, the committee approved the dollar value of each NEO’s aggregate equity award for 2015 as a percentage of the NEO’s salary for 2015, and approved the forms in which the awards would be granted. The committee reviewed a variety of factors to determine if our long-term incentive award mix percentages for our NEOs were competitive with those of our peers and appropriate in light of our compensation philosophies, and, with guidance from the compensation consultant, determined that the mix of types of awards for 2015 would be:

•	Mr. Stanage: 37.5% NQOs; 62.5% PSAs

•	Messrs. Pensky, Krakower and Hennemuth: 37.5% NQOs; 25% RSUs; 37.5% PSAs

This is consistent with the mix of awards granted in 2014. The committee continues to believe that it is important that a substantial portion of the long-term awards be made in the form of performance-based awards tied to specific company performance measures, to more closely align the interests of our NEOs with those of our stockholders and to bring our compensation practices in line with the market trends towards greater emphasis on performance-based equity compensation.

Valuation

On January 27, 2015 (the grant date for such awards as determined in accordance with our equity award policy), the dollar values were converted into a number of NQOs, RSUs and PSAs based on the valuation methodology used by us to determine accounting expense for the fair value of the awards under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The RSUs and PSAs were valued, for each share they represented, at the closing price of our common stock on the NYSE on January 27, 2015 ($43.96). The value of both the RSUs and PSAs was not discounted to reflect that the awards vest over time, nor were the PSAs discounted to reflect the degree of difficulty of attaining the applicable performance goals. The NQOs awarded to NEOs were valued at $15.25 for each share based on a Black-Scholes value determined as 34.7% of the closing price of a share.

Stock Options

NQOs have an exercise price equal to the closing price of our common stock on the NYSE on the grant date, typically have a term of ten years and vest ratably over three years. Because financial gain from NQOs is only possible if the price of our common stock increases during the term of the NQO, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our stockholders.

Restricted Stock Units

RSUs represent units that generally vest and convert into shares of our common stock on a one-to-one basis ratably over three years. Because RSUs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSUs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQOs. RSUs are also an important vehicle to enhance retention of key employees and to assist newly hired or promoted NEOs to meet their requirements under our stock ownership guidelines. RSUs granted after January 1, 2014 provide for the accrual of dividend equivalents on the shares underlying the award. Any accrued dividend equivalents are paid only to the extent that the underlying awards vest. The company began paying a quarterly dividend of $.10 per share in the first quarter of fiscal 2015.

Performance-Based Share Awards

PSAs provide an opportunity to receive a number of shares of our common stock based upon achievement of a measure of our performance over a multi-year period. There is a threshold, target and maximum number of shares that can be earned over the performance period. The maximum number of shares that can be earned is 200% of target. PSA grants encourage NEOs and other employees to focus on improved long-term financial performance and increases in the price of our common stock. The PSAs granted after January 1, 2014 also provide for the accrual of dividend equivalents on the shares underlying the award. Any accrued dividend equivalents are paid only to the extent that the underlying shares are earned.

In 2014, the committee reviewed the design of the PSAs in light of the sustained high achievement for prior performance periods. The company has used Return on Invested Capital, or “ROIC,” to measure our long-term success since 2012. ROIC is based on after-tax results, which is the way investors evaluate our performance. ROIC incentivizes the efficient use of assets to improve the return we earn on our investments and provides alignment with our strategic plan to achieve long-term growth in net earnings.

While the committee believed that the use of ROIC to measure long term performance continued to be appropriate due to the importance of ROIC to investors, it considered adding a second metric in order to more closely align operational performance with external expectations. The committee also recognized that it was important that the chosen metric be easily understood by the company’s leadership and used by investors to assess company performance. The committee determined that adjusted earnings per share, or “Adjusted EPS”, would meet these objectives, as it would reinforce the need for continued long-term earnings growth during a period of significant capital expenditures. This results in an award structure which not only encourages the efficient use of capital, but also incentivizes cumulative earnings over the performance period.

2015-2017 PSAs

For the 2015-2017 PSAs, the number of shares earned will be determined using two metrics: ROIC, weighted at 75%, and Cumulative Adjusted Earnings per Share, weighted at 25%. Each metric will be calculated over the three year period ending December 31, 2017.

ROIC is defined as the average return for 2015, 2016 and 2017 divided by the average invested capital as of December 31, 2014, 2015, 2016 and 2017, where:

•	“Return” generally means operating income, adjusted for other operating expense (income), taxes and including equity in earnings from affiliated companies, and

•	“Invested capital” generally means stockholders’ equity plus net debt.

Cumulative Adjusted Earnings per Share is defined as the sum of the adjusted earnings per share for the fiscal years ending December 31, 2015, 2016 and 2017, where:

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“Adjusted earnings per share” generally means the quotient of Adjusted EBIT minus interest expense minus income taxes plus equity in earnings from affiliated companies, as adjusted, divided by the weighted average number of diluted shares of common stock outstanding for the applicable calendar year. See page 25 for a definition of Adjusted EBIT.

The following chart indicates the awards payable for 2015-2017, as a percentage of target awards, at various levels of attained combined ROIC and Cumulative Adjusted Earnings per Share:

2015-2017 PSA

Payout Schedule

ROIC and EPS target levels were established by the committee in late 2014 and early 2015 after review of the strategic plan for 2015-2017. The committee also took into account the fact that the company had consistently achieved ROIC in excess of its industry peers. Target levels chosen were challenging, yet attainable, giving consideration to:

•	Our planned capital investments in new manufacturing plants and capacity during the period

•	Our objective of achieving a return on capital greater than our cost of capital

•	The probability of a change in sales in the event of increases or decreases to forecasted aircraft build rates or delays or accelerations in new programs

•	The probability of a change in levels of defense spending

Benefits and Retirement Plans

Our employees are offered participation in a variety of retirement, health and welfare, and paid time-off benefit plans which promote employee well-being and retention. Our NEOs may participate in these plans to the same extent as our other employees. These plans may be subject to tax and regulatory restrictions that may limit benefits payable under the plan or impose adverse consequences if benefits are paid based on compensation above certain levels. These plans play an important role in keeping us competitive in attracting and retaining officers.

Qualified 401(k) Plan

Our qualified 401(k) Plan allows substantially all US employees to contribute up to 75% percent of their cash compensation. The plan further provides:

•	that employee contributions and earnings thereon are 100% vested at all times

•	for a 50% company match on employee contributions, up to a maximum of 6% of total cash compensation

•	for a discretionary profit sharing contribution into the plan annually as determined by the compensation committee

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for a fixed contribution of an additional 2% of each employee’s cash compensation each year, or 4% for employees who were 45 years of age on or before December 31, 2000 and employed by us as of such date

•	for all matching, discretionary and fixed contributions and earnings to vest at the rate of 20% for each year of service with us—meaning that all contributions are fully vested after five years

One of the investment options in the 401(k) plan is a Hexcel stock fund. Senior executives, including all the NEOs, are not permitted to invest in this fund. Other employees may only invest company contributions, and not their own contributions and earnings, in the Hexcel stock fund.

Amounts contributed by the company to the 401(k) Plan on behalf of the NEOs are included in “All Other Compensation” in the Summary Compensation Table on page 42.

Nonqualified Deferred Compensation Plan

Our NEOs are eligible to participate in the nonqualified deferred compensation plan (“NDCP”). The NDCP is an unfunded plan that permits a select number of highly compensated employees to defer a percentage of their pay and receive Hexcel matching and profit sharing contributions above the IRS limits permitted under our qualified 401(k) plan. Terms of the plan are as follows:

•	participants can defer any amount of their cash compensation (salary and cash incentive award) on a pre-tax basis

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all of our matching contributions are made on the same 50% basis as described above with respect to the qualified 401(k) plan, but only with respect to the participant’s deferrals under the NDCP up to 6% of their compensation in excess of the compensation taken into account for purposes of determining contributions to the qualified 401(k) plan

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all of our other contributions—discretionary profit-sharing, and fixed weekly contributions—are made on the same basis as described above with respect to the qualified 401(k) plan, but only with respect to the amount of the participant’s compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

•	employee and company contributions are 100% vested at all times

•	the investment options generally mirror those available in our qualified 401(k) plan, except that the Hexcel stock fund is not an option

•	distributions are in a lump sum or in a series of monthly, quarterly or annual installments after termination of service, as elected by the employee

•	in-service distributions are generally prohibited except in the case of an unforeseeable emergency

•	loans from the NDCP are prohibited.

See “Nonqualified Deferred Compensation in Fiscal Year 2015” on page 51 for details on our NEO’s participation in the NDCP.

Supplemental Benefits

•	We have entered into the following supplemental retirement agreements with our NEOs, which are described on pages 47-50 under “Pension Benefits in Fiscal Year 2015”:

•	supplemental executive retirement agreements (“SERPs”) with Messrs. Stanage and Krakower

•	executive deferred compensation arrangements (“EDCAs”) with Messrs. Pensky and Hennemuth

The committee periodically reviews these supplemental retirement benefits and would specifically review the competitive aspect of this type of benefit upon a future NEO hire.

•

For each of our NEOs, we provide a death benefit so long as they continue to be employed by us equal to two times the sum of (i) salary on the date of death and (ii) the average of the MICP awards paid in the three years prior to death, up to a maximum of $1,500,000 for Mr. Stanage.

Perquisites

We provide only limited perquisites to our NEOs, and Mr. Stanage does not participate in our annual perquisites program. For each of Messrs. Pensky, Krakower and Hennemuth, our perquisites program is designed to provide specific benefits that will enhance retention. The committee reviews our perquisites program annually. Our perquisites program provides for an annual car allowance of $12,000, and an additional annual allowance of up to $10,600 (for Messrs. Pensky and Krakower), and $5,600 (for Mr. Hennemuth), which is only paid if actually used. These amounts have not increased since 2000. The additional allowance may be used for:

•	reimbursement of club membership dues

•	expenses incurred for financial counseling and tax preparation

•	premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives

Our NEOs are not permitted to use any part of the additional annual allowance as a reimbursement for taxes due on the income recognized by the NEOs as a result of receiving these perquisites. We believe that the perquisites we offer to our NEOs are reasonable in amount.

Severance and Change in Control Arrangements

We have provided certain payments, benefits or enhancements to our NEOs as a result of certain terminations of employment or upon a change in control. These benefits are designed to enhance our ability to attract and retain executives as we compete for talented individuals in a competitive marketplace. The principal benefits are the following, which are more fully described on pages 51-57. The committee periodically reviews these benefits and is mindful of market trends and advocacy regarding these benefits.

Severance Benefits Upon Termination of Employment

We provide payments and enhancements upon termination of employment of the NEO by us without cause or by the NEO for good reason. We believe the level of benefits is both reasonable and competitive.

Single-Trigger Equity Vesting

We utilize “single-trigger” vesting for equity awards—which means the equity awards vest upon a change in control. In adopting this approach, the compensation committee considered the following:

•

a single trigger on equity vesting can be an especially powerful retention device for senior executives during change in control discussions, as equity represents a significant portion of total compensation

•

the desire to provide senior executives with the same opportunity as stockholders have to realize value at the time of a change in control, consistent with the intended alignment of their interests to those of stockholders

•	the fact that the company may no longer exist after a change in control, or performance measures may become misaligned with strategies formulated by new management or a new board

Modified Gross-Up

Each of our current NEOs other than Mr. Stanage is entitled to receive a “modified gross-up” for excise taxes incurred on “excess parachute payments” for any excise tax incurred under Section 280G and Section 4999 of the Code in connection with a change in control.

The modified gross-up provided by the company entitles an eligible NEO to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999, but only if the total “parachute payments” exceed such NEO’s safe harbor amount (the amount to which the NEO’s change in control payments would need to be reduced in order to avoid the imposition of the excise tax) by 10% or more. We have agreed to reimburse the NEOs for the excise tax as well as any income tax and excise tax payable by the NEO as a result of any reimbursements for the excise tax. If the NEO’s total “parachute payments” are less than 10% over the safe harbor amount, such NEO’s change in control payments will be reduced by an amount necessary to avoid the imposition of the excise tax.

Mr. Stanage’s severance benefits are subject to our Executive Severance Policy, which does not provide for a gross-up payment for any excise tax incurred under Section 280G and Section 4999. See page 51 for a description of the Executive Severance Policy and its applicability to Mr. Stanage.

As indicated in the table on page 57, if a change in control and termination of employment occurred on December 31, 2015, none of our NEOs would have received a gross-up payment.

Stock Ownership Guidelines

We believe that when executives own a meaningful amount of equity, it creates better alignment with stockholder interests, so we require all of our NEOs and directors to meet specified ownership guidelines for our common stock. Under the company’s stock ownership guidelines:

•	the executive or director is required to reach the target dollar value through ownership of shares of unrestricted common stock and to retain those shares until termination of service;

•	unvested awards do not count as shares owned, only shares received upon conversion or exercise of awards count as shares owned

•	the target dollar value is as follows:

CEO	5x Salary
NEOs other than CEO	2x Salary
Directors	5x Annual Cash Retainer Fee

•	until the target dollar value has been reached, an executive must retain 50%, and a director must retain 100%, of all “net” shares received under any company equity compensation program

•

“net” shares means all shares remaining after the sale by the executive or director, or the withholding by us of shares to pay the exercise price (in the case of options), and any taxes due in respect of the shares received

•	testing for compliance is done on the last day of each fiscal quarter

•

once the executive or director holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

The guidelines provide that shares held by a parent, child, or grandchild of the executive or director, or by a trust or other entity established for any such family members, will count toward reaching the guideline dollar value so long as the executive or director retains the power to dispose of the shares. The compensation committee believes that the purpose of aligning the interests of directors and executives with those of stockholders through stock ownership is still served when shares are held by immediate family members or trusts or other entities for their benefit. This also removes a disincentive to transfer shares to family trusts in order to facilitate estate planning.

All of our NEOs are in compliance with the policy. We monitor compliance with the guidelines by all NEOs and directors on a quarterly basis.

Our Insider Trading Policy expressly states that directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the policy strongly discourages pledges of Hexcel securities, and officers and directors must gain pre-clearance to pledge any Hexcel securities they hold. None of our directors or NEOs has pledged any of Hexcel’s stock as security.

Potential Impact on Compensation from Executive Misconduct

If the board or an appropriate committee of the board has determined that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include:

•	termination of employment

•	initiating an action for breach of fiduciary duty

•

if the misconduct resulted in inaccurate reporting of our financial results, seeking cancellation of that number of outstanding equity awards, and recoupment (net of tax) of that portion of any performance-based or incentive compensation paid or delivered, or of any gains realized from the sale of stock from equity awards, which is greater than would have been awarded, paid or delivered to, or realized by, the officer, if calculated based on the accurate reporting of financial results. The officer will be subject to such cancellation and recoupment within the eighteen month period following the date on which the payment or award based on the inaccurate calculation has been made or delivered, including any portion of such period occurring after the executive’s employment has terminated for any reason.

These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

In addition to the remedies above, our equity grants to NEOs also include a clawback provision in the event the NEO violates certain obligations to the company, including confidentiality, non-competition and non-solicitation of employees.

The Impact of Tax Regulations on our Executive Compensation

Deductibility of Compensation—Section 162(m)

Under Section 162(m) of the Code there is a $1.0 million annual limit on the deductibility of compensation paid to certain NEOs, subject to limited exceptions. One exception applies to compensation that meets all of the requirements of “qualified performance-based compensation” under Section 162(m) and the applicable regulations thereunder. Compensation that meets all of these requirements will be fully deductible to the company. We consider deductibility as one factor along with others that are relevant in setting compensation. NQOs and PSAs issued under the 2003 ISP and the 2013 ISP are intended to qualify for deductibility as performance-based compensation. As noted on page 33, we also grant RSUs without any performance requirement as one of the mechanisms we employ to foster retention of key employees; these RSUs do not meet the requirements of qualified performance-based compensation under Section 162(m). The MICP provides for the grant of both awards that are intended to qualify as performance-based compensation and awards that are not intended to qualify as performance-based compensation.

We generally structure annual awards under the MICP with the intent that they qualify as performance-based compensation under Section 162(m) so that such awards are fully deductible to the company; however, changes in tax laws (and interpretations of those laws), as well as other factors beyond the company’s control, also affect the deductibility of executive compensation. In addition, the committee may determine that corporate objectives justify the cost of being unable to deduct annual and long-term incentive compensation. For these and other reasons, the company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the company under Section 162(m). The committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the company’s other compensation objectives.

We were able to deduct substantially all expense associated with the compensation paid to our NEOs in 2015 except for $29,727 associated with compensation paid to Mr. Stanage and $3,454 associated with compensation paid to Mr. Pensky. The nonperformance-based compensation consisted of salary and the taxable value of shares received from a prior grant of RSUs that converted into shares in 2015.

Compensation Committee Interlocks and Insider Participation

The following directors were members of the compensation committee during 2015: W. Kim Foster, Thomas A. Gendron, Guy C. Hachey and David L. Pugh. None of these directors has been an employee or executive officer of Hexcel at any time. In addition, during 2015, no Hexcel executive officer served on the board of directors or compensation committee of a company that had an executive officer that served on our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This report is provided by the following independent directors who comprise the committee:

David L. Pugh, Chair

W. Kim Foster

Guy C. Hachey

Thomas A. Gendron

The Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Nick L. Stanage;	2015	885,000	1,438,107	862,815	1,111,774	1,298,609	122,314	5,718,619
Chairman, CEO and President	2014	775,000	1,065,616	639,588	1,067,175	1,161,744	110,470	4,819,593
	2013	690,188	787,857	472,712	871,164	411,764	63,863	3,297,548
Wayne C. Pensky;	2015	484,219	559,831	335,897	456,861	298,985	112,543	2,248,336
SVP and CFO	2014	465,595	509,238	305,651	480,843	352,527	108,593	2,222,448
	2013	443,424	471,120	282,682	425,554	129,334	110,730	1,862,844
Ira J. Krakower;	2015	410,959	372,385	223,443	361,890	99,784	106,049	1,574,510
SVP; General Counsel; and Secretary	2014	393,262	356,424	213,904	379,065	304,217	104,683	1,751,555
	2013	381,808	572,185	207,613	366,421	0	105,003	1,633,030
Robert G. Hennemuth	2015	387,977	339,415	203,664	292,845	206,746	76,010	1,506,657
SVP—Human Resources	2014	371,270	313,242	188,018	306,743	184,059	74,115	1,437,447
	2013	359,584	303,394	182,045	271,144	166,393	69,581	1,352,141

(1)	Reflects the aggregate grant date fair value of RSUs and PSAs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO. The amount included for each PSA reflects the estimate of aggregate compensation cost to be recognized over the life of the PSA determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures and assuming that the PSA will pay out at target. The value for each PSA at the grant date assuming that the target level of performance will be achieved and alternatively, that the highest level of performance will be achieved, is as follows:

	2015 Amount included in Stock Awards		2014 Amount included in Stock Awards		2013 Amount included in Stock Awards
	Target	Maximum	Target	Maximum	Target	Maximum
Nick L. Stanage	1,438,107	2,876,215	1,065,616	2,131,232	787,857	1,575,713
Wayne C. Pensky	355,898	671,797	305,543	611,086	282,672	565,343
Ira J. Krakower	223,449	446,897	213,846	427,691	207,615	415,230
Robert G. Hennemuth	203,667	407,333	187,954	375,907	182,031	364,061

(2)	For additional information regarding the assumptions made in calculating these amounts, see Note 10, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	Reflects the aggregate grant date fair value of all NQOs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.

(4)	Reflects amounts earned under the MICP with respect to each year, which amounts were paid in the next following year.

(5)

For each year, represents the difference between the actuarial present value of the executive’s accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year. Messrs. Stanage and Krakower each have a SERP, and Messrs. Pensky and Hennemuth each have an EDCA. These changes in present value are not directly in relation to final payout potential, and can vary significantly year-over-year based on (i) corresponding changes in salary; (ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the discount rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. Generally, the amounts in this column were calculated assuming retirement at age 65, which is the normal retirement age under the relevant pension plans and arrangements. In the case of Mr. Krakower who is over age 65, we assumed retirement at his current age. The interest rate and mortality assumptions used are consistent with those used in the preparation of our financial statements. See Note 7, “Retirement and Other Postretirement Benefit Plans” to the consolidated financial statements, and the discussion under the heading “Retirement and Other Postretirement Benefit Plans” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2015, for a description of these interest rate and mortality assumptions. The actuarial present value of executive pension benefits were subject to offsetting impacts from rising discount rates and a lower lump sum conversion rate for Messrs. Stanage, Pensky and Hennemuth. The actuarial present value of executive pension benefits for Mr. Krakower was not impacted by the lower lump sum conversion rate, as he has elected to receive an annuity at retirement.

(6)	The amounts in the “All Other Compensation Column” for 2015 include the following:

Name	Hexcel Contributions to 401(K) Retirement Savings Plan	Hexcel Contributions to Nonqualified Deferred Compensation Plan	Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits	Premiums for Life Insurance		Premiums for Long-Term Disability Insurance	Premiums for Accidental Death Insurance	Perquisites Allowance(a)
Nick L. Stanage	$21,050	$93,683	—	$2,970		$4,251	$360	—
Wayne C. Pensky	$26,350	$56,360	—	$1,980		$5,013	$240	$22,600
Ira J. Krakower	$26,317	—	$35,507	$20,941	(b)	$564	$120	$22,600
Robert G. Hennemuth	$21,050	$30,127	—	$1,980		$5,013	$240	$17,600

(a)	The perquisites allowance consists of a car allowance of $12,000 and an additional amount of $10,600 (in the case of Messrs. Pensky and Krakower) and $5,600 (in the case of Mr. Hennemuth). The additional amount may be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, and premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executive. The additional amount was used by the NEOs for the following benefits: Mr. Pensky—supplemental life insurance; Mr. Krakower—tax planning, tax preparation and financial planning; and Mr. Hennemuth—supplemental life insurance. While the compensation committee always has the discretion to authorize additional perquisites for an NEO, our perquisites allowance has remained unchanged since 2000. Mr. Stanage does not receive any perquisites.

(b)	This amount includes $11,279 which represented the tax gross up on amounts paid to Mr. Krakower for the purchase of life insurance to offset a portion of the company’s obligation to provide an in-service death benefit to Mr. Krakower pursuant to his executive severance agreement.

Grants of Plan-Based Awards in 2015

Name	Grant Date	Date Board or Compensation Committee took Action to Grant Such Award(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nick L. Stanage	—	—	442,500	885,000	1,770,000	—	—	—	—	—	—	—
	01/27/2015	01/21/2015	—	—	—	16,357	32,714	65,428	—	—	—	1,438,107
	01/27/2015	01/21/2015	—	—	—	—	—	—	—	56,578	43.96	862,815
Wayne C. Pensky	—	—	181,582	363,164	726,329	—	—	—	—	—	—	—
	01/27/2015	01/21/2015	—	—	—	3,821	7,641	15,282	—	—	—	335,898
	01/27/2015	01/21/2015	—	—	—	—	—	—	5,094	—	—	223,932
	01/27/2015	01/21/2015	—	—	—	—	—	—	—	22,026	43.96	335,897
Ira J. Krakower	—	—	143,836	287,671	575,343	—	—	—	—	—	—	—
	01/27/2015	01/21/2015	—	—	—	2,542	5,083	10,166	—	—	—	223,449
	01/27/2015	01/21/2015	—	—	—	—	—	—	3,388	—	—	148,396
	01/27/2015	01/21/2015	—	—	—	—	—	—	—	14,652	43.96	223,443
Robert G. Hennemuth	—	—	116,393	232,786	465,572	—	—	—	—	—	—	—
	01/27/2015	01/21/2015	—	—	—	2,317	4,633	9,266	—	—	—	203,667
	01/27/2015	01/21/2015	—	—	—	—	—	—	3,088	—	—	135,748
	01/27/2015	01/21/2015	—	—	—	—	—	—	—	13,355	43.96	203,664

(1)	The amounts shown reflect the range of potential awards for 2015 under the MICP. The actual awards paid for 2015 are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. If the threshold performance for any measure under the MICP is not attained, no portion of the MICP award attributable to that measure is paid. More detail concerning the 2015 MICP performance measures can be found on page 25.

(2)	Reflects PSAs granted under the 2013 ISP, which will convert into shares of Hexcel common stock after a three-year performance period if we achieve the required performance. The terms of the PSAs are described in more detail on pages 33-34.

(3)	For our regular annual equity awards, the compensation committee approved a dollar value (as a percentage of salary) and the algorithm under which the awards would be converted into shares at its meeting on January 21, 2015. In accordance with our equity grant policy, the grant date for the 2015 annual equity awards was January 27, 2015, the third trading day following the release of 2014 fourth-quarter and year-end earnings.

(4)	Reflects RSUs granted under the 2013 ISP, which will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the RSUs are described in more detail on page 33.

(5)	Reflects NQOs granted under the 2013 ISP, which will vest and become exercisable at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 33.

(6)	Reflects the full grant date fair value of PSAs, RSUs and NQOs as computed in accordance with the provisions of FASB ASC Topic 718 granted to the NEOs in 2015. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award’s vesting schedule. For RSUs, fair value is calculated using the closing price of our common stock on the grant date. For PSAs, fair value is calculated using the target number of shares of common stock subject to the PSA award and the closing price of our common stock on the grant date. For NQOs, fair value is calculated using the applicable Black-Scholes value on the grant date. For additional information on the valuation assumptions, see Note 10, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts reflect the company’s accounting expense, and do not necessarily correspond to the actual value that will be realized by the NEOs.

Compensation Arrangement with Mr. Stanage

We have an employment arrangement with Mr. Stanage regarding the terms and conditions of his continued employment as President and as Chief Executive Officer, which provides for:

•	an annual base salary

•	an annual cash target incentive award of 100% of his base salary

•	an annual equity award valued at a percentage of his base salary

•	continued participation in all of our employee benefit plans and arrangements applicable to senior level executives, except our executive perquisites program

The arrangement also provides that we will make payments to Mr. Stanage upon his termination of employment with us under various circumstances under the terms of the Hexcel Corporation Executive Severance Policy (described on page 51), and imposes certain obligations on Mr. Stanage following termination (described on page 52).

Description of Plan-Based Awards

All NQOs, RSUs and PSAs granted to the NEOs in fiscal year 2015 were granted under the 2013 ISP and are governed by the terms and conditions of the 2013 ISP and the applicable award agreements. See pages 32-34 of this proxy statement for a detailed discussion of NQOs, RSUs and PSAs.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Nick L. Stanage						40,744	1,892,559	57,891	2,689,037
		56,578		43.96	01/27/2015
	11,638	23,274		43.01	01/28/2024
	27,548	13,773		28.27	01/28/2023
	46,562			25.03	01/30/2022
	57,068			19.02	01/31/2021
	77,174			10.90	02/01/2020
Wayne C. Pensky						25,148	1,168,112	14,849	689,736
		22,026		43.96	01/27/2015
	5,562	11,122		43.01	01/28/2024
	16,474	8,236		28.27	01/28/2023
	32,686			25.03	01/30/2022
	42,163			19.02	01/31/2021
	57,842			10.90	02/01/2020
	72,261			7.83	01/26/2019
Ira J. Krakower						22,004	1,022,068	10,126	470,352
		14,652		43.96	01/27/2015
	3,893	7,783		43.01	01/28/2024
	12,099	6,049		28.27	01/28/2023
	24,807			25.03	01/30/2022
	32,932			19.02	01/31/2021
	47,042			10.90	02/01/2020
	58,539			7.83	01/26/2019
	15,433			21.11	01/28/2018
	25,772			18.17	01/29/2017
Robert G. Hennemuth						15,908	738,908	9,066	421,116
		13,355		43.96	01/27/2015
	3,422	6,841		43.01	01/28/2024
	10,609	5,304		28.27	01/28/2023
	21,631			25.03	01/30/2022
	13,495			21.11	01/28/2018
	12,388			18.17	01/29/2017

(1)	All options listed in this table vest at a rate of one-third per year on each of the first three anniversaries of the grant date. The grant date for each option is the date ten years prior to the option expiration date, as all options have a ten year term.

(2)	This column reflects the following:

	RSUs under the ISP(a)	Earned PSAs(b)
Nick L. Stanage	—	40,744
Wayne C. Pensky	10,530	14,618
Ira J. Krakower	11,268	10,736
Robert G. Hennemuth	6,495	9,413

(a)	RSUs granted under the 2003 ISP and 2013 ISP, which generally vest and convert into shares at the rate of one-third per year on each of the first three anniversaries of the grant date. Includes dividend equivalents earned during 2015 on outstanding RSU and PSA awards. Only awards made in 2014 or later are entitled to be credited with dividend equivalents.

(b)	PSAs for which the performance period has ended and the level of performance has been determined.

(3)	Values were computed using a price of $46.45 per share, the closing price of Hexcel common stock on December 31, 2015.

(4)	This column reflects the shares that each NEO would receive based on the target award for the PSAs granted on January 28, 2014 and on January 27, 2015. The January 28, 2014 grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the “Grants of Plan-Based Awards in 2014” table contained in our Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders under the column “Estimated Future Payouts Under Equity Incentive Plan Awards.” The January 27, 2015 grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the “Grants of Plan-Based Awards in 2015” table above under the column “Estimated Future Payouts Under Equity Incentive Plan Awards.” Each NEO will receive a number of shares of common stock based on the extent to which the performance criteria for the respective PSA are attained. Any such shares will be received by the NEO in early 2017 for the 2014 PSAs and early 2018 for the 2015 PSAs. Also includes dividend equivalents earned on outstanding PSA awards, which accrue and vest to the extent and in the proportion that the underlying award accrues and vests at the end of the applicable performance period.

Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nick L. Stanage	—	—	21,961	$933,899
Wayne C. Pensky	33,924	$1,121,984	19,218	$822,022
Ira J. Krakower	16,585	$497,385	18,438	$792,537
Robert G. Hennemuth	—	—	12,606	$539,090

(1)	Reflects RSUs and PSAs that vested during 2015. This includes RSUs that were granted in 2012, 2013 and 2014, with a vesting schedule of one-third of the shares subject to the grant on each of the three anniversaries of the grant date, and PSAs earned under grants covering the 2012-2014 performance period, as well as dividend equivalents earned on eligible outstanding awards.

Pension Benefits in Fiscal Year 2015

Our NEOs participate in the following pension plans and arrangements:

Supplemental Executive Retirement Agreements with Messrs. Stanage and Krakower

We have entered into supplemental executive retirement agreements (each a “SERP”) with Messrs. Stanage and Krakower. Each SERP provides for a retirement benefit intended to supplement the executive’s retirement income from our 401(k) plan and Nonqualified Deferred Compensation Plan (described on page 51). The material features of the SERPs are as follows:

•

The monthly normal retirement benefit is equal to the product of the executive’s final average pay, benefit percentage and vesting percentage, offset by any vested contributions made by us under our 401(k) plan and, in the case of Mr. Krakower, any vested contributions made by us under our supplemental 401(k) plan. Mr. Krakower’s benefit is also offset by his accrued benefit under our former qualified pension plan.

•

Final average pay equals the executive’s average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and cash incentive award, but not equity compensation. The cash incentive award is deemed to be earned ratably over the period in which it was earned.

•

The SERP is unvested for the first five years of service (subject to acceleration in certain circumstances as described below), and becomes fully vested at the end of the fifth year of service. The SERP is fully vested for both Mr. Stanage and Mr. Krakower. The SERP provides for certain elections to be made as to the form of payment.

•	The benefits percentages are as follows:

•	Mr. Krakower: 5/12 of 1% for each of the first 60 months of service, 1/4 of 1% for each of the next 60 months of service, and 1/6 of 1% for each additional month of service.

•	Mr. Stanage: 7/30 of 1% for each month of service, but shall not increase further once Mr. Stanage reaches age 65.

•

Upon retirement after reaching age 65, the executive will receive either a lifetime payment stream of the monthly normal retirement benefit starting the month after employment terminates and ending on death, which is guaranteed to be at least 120 monthly payments, or a lump sum that is actuarially equivalent to this lifetime payment stream.

•

If the executive’s employment terminates prior to age 65 (early retirement), he will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit, reduced by 3% for each year by which the date of the first payment precedes age 65, or the lifetime payment stream so reduced. The lump sum is based on an assumed payment stream starting the month after his employment terminates (but no earlier than the month he reaches age 55), and ends on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or to the executive’s estate. This does not apply to Mr. Krakower, as he has already attained the age of 65.

•

Should the executive die before receiving any benefits under the SERP, the executive’s designated beneficiary will receive a lump sum that is actuarially equivalent to the 50% survivor annuity the beneficiary would have received had the executive retired immediately prior to his death and elected to receive his benefit in the form of a 50% joint and survivor annuity, or receive the annuity itself. The executive also may elect to have the lump sum survivor benefit calculated on the basis of a 75% or 100% survivor annuity, or for it to equal the full lump sum he would have received had he retired immediately prior to his death. If the executive elects any of these alternative forms of benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50% survivor annuity) reduces the amount of the executive’s retirement benefit (and hence the survivor’s benefit as well).

•	Upon certain other types of termination, or permitted elections, the amount and form of benefit are different.

•	Termination for cause—no benefits are payable

•	Termination without cause, or by the executive for good reason

•	12 months of service are added for purposes of computing the benefits percentage

•

Upon termination without cause, or by the executive for good reason, within two years after a change in control or during a period which qualifies as a potential change in control (as defined in the SERPs)

•	For Mr. Stanage, 24 months are added for purposes of computing the benefits percentage

•	For Mr. Krakower, 36 months of service are added for purposes of computing the benefits percentage

•	Upon termination due to disability, the lump sum is calculated without reduction even if the assumed payment stream would start prior to age 65.

These enhanced benefits payable upon termination are quantified in the table on page 57.

Retirement Agreements with Messrs. Pensky and Hennemuth

We have entered into Executive Deferred Compensation and Consulting Agreements (each an “EDCA”) with Mr. Pensky and Mr. Hennemuth. The material terms of the EDCAs are as follows:

•

The executive is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit. The accrued benefit is equal to 1.5% of the executive’s aggregate salary and cash incentive awards earned while employed by us multiplied by a fraction of X/67, with X=the number of months the executive has been employed by us since entering into his EDCA, subject to a maximum of 67 months.

•

The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive’s estate.

•	If the executive’s employment terminates prior to age 65, then

•	the payments will be actuarially reduced to reflect commencement prior to age 65

•

the executive’s monthly retirement benefit will start the calendar month after he terminates employment and will end on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive’s estate.

•

If the executive dies prior to commencement of payments to him, a benefit is payable to his beneficiary for the duration of the beneficiary’s life, and is based on the actuarial equivalent of the early retirement benefit described above, as if the executive had retired immediately prior to his death.

•	Upon a change in control, the executive’s benefits become payable.

•	Upon termination for cause, no benefits are payable.

•	Each executive has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with us.

•

Each executive has agreed not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us, unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

•	The executive is entitled to an additional amount based on the value of our providing medical, dental and life insurance from termination of employment to age 75:

•	the value of the medical and dental insurance is based on the group insurance provided by us to our employees at the time of termination of the executive’s employment

•	the amount gets added to the value of the lump sum or increases the annuity, depending on the form of payment chosen by the executive.

Messrs. Pensky and Hennemuth have elected to receive their EDCA benefit in the form of an actuarially equivalent lump sum.

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each NEO as of December 31, 2015, including the number of years of service credited to each NEO, under each pension and retirement plan listed below, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The table also shows payments made to the NEOs under the plans indicated during 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Nick L. Stanage	Supplemental Executive Retirement Agreement	6.17	4,165,943	0
Wayne C. Pensky	Executive Deferred Compensation Agreement	22.42	2,642,713	0
Ira J. Krakower	Supplemental Executive Retirement Agreement	19.33	4,636,751	0
Robert G. Hennemuth	Executive Deferred Compensation Agreement	9.75	1,617,459	0

(1)	Generally, the amounts in this column were calculated assuming retirement at age 65 (except with respect to Mr. Krakower, whose actual age at December 31, 2015 was used as he is over age 65), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of our financial statements. See Note 7, “Retirement and Other Postretirement Benefit Plans” to the consolidated financial statements, and the discussion under the heading “Retirement and Other Postretirement Benefit Plans” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2015, for a description of these interest rate and mortality assumptions.

These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65 (except with respect to Mr. Krakower, who was over age 65 at December 31, 2015), and reflect the following discount rates used to determine the present value of the lump sum payable at age 65: Mr. Stanage, 3.20%, Messrs. Pensky and Hennemuth, 3.50%. For Mr. Krakower, 3.70% is the assumed discount rate in determining the present value of his elected annuity form of payment. These rates are consistent with those used for purposes of pension calculations in our financial statements. See footnote (5) to the Summary Compensation Table on page 42 for a description of how the difference between the actuarial present value of the executive’s accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year is calculated.

Nonqualified Deferred Compensation in Fiscal Year 2015

All information in the table below is with respect to our NDCP, as described on pages 35-36. Messrs. Stanage, Pensky and Hennemuth participated in the NDCP in 2015. Mr. Krakower did not participate in the NDCP in 2015, and instead received a taxable cash payment equal to the profit sharing contributions and the 2% fixed company contribution he would have received if he participated, but no company match.

	Name of Plan	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Balance at Last FYE($)(3)
Nick L. Stanage	NDCP	52,419	93,683	13,593	467,970
Wayne C. Pensky	NDCP	28,681	56,360	40,934	888,473
Ira J. Krakower	NDCP	—	—	—	—
Robert G. Hennemuth	NDCP	19,697	30,127	17,738	288,823

(1)	Our contributions to the NDCP or related payments to the NEOs in 2015 are included in the “All Other Compensation” column in the Summary Compensation Table on page 42. See footnote (6) to the Summary Compensation Table on page 43 for a description of the amount of such contributions for each NEO.

(2)	The aggregate annual earnings in 2015 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(3)	This column includes the NEO’s contributions to the NDCP in prior years, and our contributions to the NDCP in prior years, which were also included in the Summary Compensation Table for the year in which the amount was contributed, as well as earnings on those contributions.

Potential Payments upon Termination or Change in Control

Executive Severance Policy

The committee maintains an Executive Severance Policy that applies to any executive employee of the company who has received an offer letter of employment from the company that expressly extends the provisions of the policy to such executive.

The policy provides that

•	upon termination of the covered executive’s employment for any reason the executive shall receive certain accrued and vested payments

•	upon termination due to the executive’s death, the executive’s legal representative shall receive a pro rata portion of the executive’s annual bonus (the “pro-rata bonus”)

•	upon termination due to the executive’s disability, the executive shall receive the pro-rata bonus and certain disability benefits

•	upon termination by the company other than for disability or cause or a resignation by the executive for good reason, the executive shall receive

•	the pro-rata bonus

•

a cash lump sum equal to the sum of the executive’s annual base salary and the average of the last three annual bonus amounts awarded to the executive for the last three plan years completed prior to the termination date, multiplied by a multiple specified in the executive’s offer letter

•	continuation of certain medical and other benefits for the period following the termination date that is specified in the executive’s offer letter

The compensation committee may amend or terminate the policy in its discretion, but no amendment or termination shall adversely affect a covered executive’s vested rights and no amendment or termination can become effective as to an executive earlier than the later of one year after written notice is delivered to such executive or two years after the occurrence of a change in control.

Severance Agreements and Arrangements

Under his employment arrangement, upon his termination of employment Mr. Stanage will be entitled to receive severance pursuant to the Executive Severance Policy. The multiples applicable for determining Mr. Stanage’s severance payments and period of post-employment benefits continuation under the policy are:

•	2.5X in the case of a qualifying termination during a limited period prior to, or within two years following, a change in control or

•	1.5X in the case of all other qualifying terminations

The Executive Severance Policy does not provide for a gross-up for excise taxes incurred under Section 280G and Section 4999 of the Code. See “Severance and Change in Control Arrangements—Modified Gross-Up” on page 37.

Mr. Stanage has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of eighteen months following the termination of his employment. This includes, for example, any situation in which Mr. Stanage is an employee or consultant to, or owner of a business. If Mr. Stanage’s termination is in connection with a change in control for which Mr. Stanage receives enhanced severance, the period is extended to thirty months. However, his restriction would not apply if Mr. Stanage’s duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Stanage also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information and processes, technologies, designs and inventions.

We have entered into executive severance agreements with each of Messrs. Pensky, Krakower and Hennemuth that provide for certain payments to these NEOs upon termination of employment under certain circumstances. In particular:

•	if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, the executive will receive

•	a lump sum payment equal to the sum of his then current base salary and his average MICP award over the prior three years

•

participation for one year after termination in all medical, dental, life insurance and other welfare and perquisite plans and programs in which the executive was participating on the date of termination

•	in addition, the executive may receive an MICP award prorated for the portion of the year he was employed, if such award is payable under the terms of the MICP

•

in the event that we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, in each case during a period which qualifies as a potential change in control period or within two years after a change in control, the executive will receive the same payments and benefits as described above except that

•	the lump sum payment will be equal to three times the sum described above

•	participation in health, welfare and perquisite plans and programs will be for three years instead of one

•

the executive will be entitled to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999 of the Code, but only if the total “parachute payments” exceed the executive’s untaxed safe harbor amount by 10% or more. We have agreed to reimburse the executive for the excise tax as well as any income tax and excise tax payable by the executive as a result of any reimbursements for the excise tax.

•	in the event of termination due to death or disability, the executive will receive an MICP award prorated for the portion of the year he was employed

In consideration for these payments, the executive has agreed to non-competition covenants for one year following termination of employment.

Retirement Agreements

Our NEOs are party to various arrangements that provide for benefits payable upon retirement. As described on pages 47-49, the SERP agreements that we entered into with Messrs. Stanage and Krakower provide for enhanced benefits upon our termination of the executive without cause, the executive’s termination for good reason or the executive’s termination without cause or for good reason during a potential change in control or within two years following a change in control. None of our other retirement programs for our NEOs provide for any form of enhanced or accelerated benefit upon resignation by the executive other than for good reason.

Equity Awards

Each of our NEOs has various NQOs, RSUs, and PSAs outstanding. Upon termination of employment of an NEO, the treatment of the equity award depends on the nature of the termination. Below is a description of what happens to the NEO’s outstanding equity awards upon each different type of termination and upon a change in control, subject to the terms of the 2003 ISP or the 2013 ISP, as applicable.

NQOs

•	Voluntary departure or termination without cause—NEO has 90 days to exercise the option to the extent vested; to the extent not vested, the option terminates.

•	Disability/Death—all options immediately vest and remain exercisable for one year.

•

Retirement—any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the NEO has five years from the date of retirement to exercise the NQOs (but in no event can the NEO exercise an NQO after the expiration of the ten-year term of the option).

•	Termination for Cause—all options are forfeited.

•

Change in control—all options immediately vest, and if the NEO is terminated without cause or terminates his employment for good reason within two years after the change in control, the options, to the extent they remain outstanding following the change in control, remain exercisable for three years.

RSUs

•	Voluntary departure or termination with or without cause—all RSUs are forfeited.

•	Disability/Death—all RSUs immediately vest and convert to stock.

•	Retirement—all RSUs continue to vest on the schedule set forth in the RSU agreement.

•	Change in control—all RSUs immediately vest and convert to common stock.

PSAs

•	Termination for cause—the entire award is forfeited.

•

Termination by the company without cause, or due to disability, death, or by the NEO for good reason—the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained. If termination occurs within the first two years of the performance period, the award is limited to 100% of the shares available at target. If termination occurs within the third year of the performance period, the award will be prorated against the full amount of the award determined based on the actual level of attainment of the applicable performance goals.

•	Retirement—the NEO is entitled to receive the full award for the performance period, in each case determined based on the actual level of attainment of the applicable performance goal.

•

Change in Control—the PSA is paid out at target immediately, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at target at the end of the performance period.

An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he is age 65 or age 55 with five or more years of service with us.

Our agreements relating to NQOs, RSUs and PSAs require that the employee comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and refrain from competing with us. The non-compete provision is substantially similar to that contained in the severance arrangements of our NEOs described above. If the employee fails to comply with this requirement, then any outstanding equity grants are forfeited and the employee shall deliver to the company the number of option shares the employee received during the 180-day period immediately prior to the breach of the non-compete requirement, and if the employee sold any option shares during this 180-day period, then the employee shall deliver to the company the proceeds of such sales. These equity grants are also subject to the terms of the applicable plans under which they were issued including terms that cover other possible grounds for forfeiture or recoupment of payments and gains.

Change in Control; Good Reason; Cause

A “Change in Control” is generally defined in our plans and agreements to mean any of the following:

•	the acquisition by any person of 50% or more of our common stock

•	the acquisition by any person of 40% or more of our common stock within a 12 month period

•

a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were approved replacements of the existing directors

•

a merger of Hexcel or a sale of all or substantially all the assets of Hexcel, except if (i) more than 50% the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction

However, an event that does not constitute a change in the ownership of Hexcel, a change in the effective control of Hexcel, or a change in the ownership of a substantial portion of Hexcel’s assets, each as defined Section 409A of the Code, will not constitute a “Change in Control”.

“Good reason” is generally defined in our plans and agreements to mean:

•	A material diminution in the executive’s position, duties, responsibilities or authority

•	A material reduction in the executive’s base salary

•

Failure by us to continue any compensation plan in which the executive participates which is material to the executive’s total compensation, unless replaced with a plan of substantially equivalent value

•

Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least twenty paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

•	Failure to provide facilities or services which are reasonably necessary for the executive’s position

•	Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement or failure by us to remain liable to the executive after such assumption

•	In the case of the severance or SERP agreements, any termination by us of the executive’s employment which is not effected pursuant to a notice that complies with the relevant agreement

•	The relocation of the executive’s principal place of employment to a location more than fifty (50) miles from the executive’s place of employment as at the date of the relevant agreement

•	Failure to pay the executive any portion of compensation within seven (7) days of the date such compensation is due

“Cause” is generally defined in our plans and agreements applicable to NEOs to mean (1) the willful and continued failure by the NEO to substantially perform his duties after we have notified the executive in writing with specificity of the nonperformance or (ii) the willful engagement by the NEO in misconduct that materially harms us. Before we can terminate an NEO for cause, our board must give the NEO notice describing the reasons we intend to terminate the NEO for cause and must pass a resolution approved by at least two-thirds of the board determining that the NEO is guilty of the improper conduct, and must provide the NEO with the opportunity to be heard before the board with counsel present.

Benefits Payable upon Termination of Employment on December 31, 2015

Other than the benefits described on pages 37-38 and 51-55, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment that are not available to salaried employees generally.

The table below describes the potential benefits and enhancements under the company’s compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment or a change in control on December 31, 2015. However, the following items are excluded from the table:

•	The amounts reflected as the present value of the accumulated benefit in the “Pension Benefits Table” on page 50, all of which are vested

•	The balances under the NDCP listed in the “Nonqualified Deferred Compensation” table on page 51, all of which are vested

•	Benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary, vacation pay and distributions under an employee’s 401(k) plan

None of the payments or benefits reflected in the chart below would be payable solely in the event of a change in control without a subsequent termination, except for payment to Mr. Pensky or Mr. Hennemuth of his EDCA benefit and vesting and conversion of the equity awards for all NEOs (and the related values) reflected below.

Benefits Payable Upon Termination of Employment on December 31, 2015

	Cash Severance/ Payment at Death ($)(1)	Incremental Benefit under SERP or EDCA ($)(2)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2015 share price) ($)(4)	Excise Tax Gross-Up ($)(5)	Payment under MICP ($)(6)	Total Termination Benefits ($)
Nick L. Stanage
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	2,852,557	848,305	20,716	—	—	—	3,721,578
• Involuntary or good reason termination after change in control	4,754,261	1,589,011	34,527	—	—	—	6,377,799
• Death	1,500,000	—	—	—	—	—	1,500,000
• Disability	—	1,696,875	—	—	—	—	1,696,875
Wayne C. Pensky
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary termination	938,638	—	9,773	—	—	—	948,411
• Involuntary or good reason termination after change in control	2,815,914	—	29,318	—	—	—	2,845,233
• Death	1,877,276	—	—	—	—	—	1,877,276
• Disability	—	—	—	—	—	—	—
Ira J. Krakower
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	780,084	180,733	4,234	—	—	—	965,052
• Involuntary or good reason termination after change in control	2,340,253	542,198	12,703	—	—	—	2,895,154
• Death	1,560,169	—	—	—	—	—	1,560,169
• Disability	—	—	—	—	—	—	—
Robert G. Hennemuth
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	678,221	—	13,811	—	—	—	692,032
• Involuntary or good reason termination after change in control	2,034,663	—	41,433	—	—	—	2,076,096
• Death	1,356,442	—	—	—	—	—	1,356,442
• Disability	—	—	—	—	—	—	—

(1)	Involuntary or good reason termination, with or without a change in control. For all NEOs, represents the lump sum cash payment that would have been paid to the executive under the Executive Severance Policy, in the case of Mr. Stanage, or an executive severance agreement, in the case of each other NEO.

Death. Represents the death benefit we agreed to provide to the executive.

(2)	For all NEOs, represents the difference between (a) the actual lump sum the NEO would have received upon the indicated type of termination on December 31, 2015, and (b) the lump sum the NEO would have received had he voluntarily terminated his employment on December 31, 2015. Neither Mr. Pensky nor Hennemuth would receive an enhancement to his EDCA benefits as a result of any type of termination of employment or a change in control.

(3)	Represents the value of welfare/medical benefits for (a) one and a half years (in the case of Mr. Stanage) or one year (in the case of Messrs. Pensky, Krakower and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) two and half years (in the case of Mr. Stanage) or three years (in the case of Messrs. Pensky, Krakower and Hennemuth), in the event of involuntary or good reason termination following a change in control.

(4)	Reflects the value of equity awards that were unvested on December 31, 2015, and that would have vested as a result of the indicated type of termination of employment of the NEO. The value of an equity award is not included in this chart for any NEO because each could have retired on December 31, 2015 and either receive the equity award immediately or on the schedule set forth in the applicable equity award agreement after retirement.

(5)	Our severance arrangements with our NEOs other than Mr. Stanage provide for a modified gross-up for excise taxes incurred on “excess parachute payments” under Sections 280G and 4999 of the Code. In 2015, none of our NEOs would have received a gross-up for excise taxes.

(6)	Under the MICP, if an executive leaves voluntarily prior to the end of the year, it is within our discretion whether to provide an award to the executive for such year. If an MICP participant is involuntarily terminated, he receives an award pro-rated based on the portion of the year the participant was employed.

PROPOSAL 2—APPROVAL OF THE COMPANY’S 2015 EXECUTIVE COMPENSATION

We are seeking a stockholder vote with respect to compensation awarded to our named executive officers for 2015 as required pursuant to Section 14A of the Exchange Act.

The company’s executive compensation program and compensation paid to the named executive officers are described on pages 22-40 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the company’s circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company performance, to effectively tie pay to performance, and to align the named executive officers’ interest with the interest of stockholders. We currently hold our advisory stockholder vote with respect to named executive officer compensation every year. The next advisory stockholder vote on named executive officer compensation will be held at our 2017 annual meeting of stockholders.

You may vote for or against the following resolution, or you may abstain. Abstentions will have the same effect as a vote against the resolution. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. This vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration as one factor when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from stockholder outreach programs.

RESOLVED, that the stockholders approve the compensation of the company’s named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, the compensation tables and related material included in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RESOLUTION APPROVING THE COMPANY’S 2015 EXECUTIVE COMPENSATION

PROPOSAL 3—APPROVAL OF MANAGEMENT INCENTIVE COMPENSATION PLAN

General

We maintain the Hexcel Corporation Management Incentive Compensation Plan, which provides for annual cash incentive awards to be granted to eligible participants at the discretion of the compensation committee. On February 3, 2016, the board of directors approved an amendment and restatement of the plan, subject to stockholder approval. The plan is being submitted to stockholders to meet the stockholder approval requirement of Section 162(m) of the Internal Revenue Code (Section 162(m)) for qualified performance-based compensation. Our policy with respect to paying compensation which qualifies as performance-based compensation for this purpose is discussed on page 39. Below is a summary description of the material provisions of the plan. This description is qualified by the full text of the plan, which is included as Annex A to this proxy statement.

Description of the Principal Features of the Plan

Purpose

The purpose of the plan is to attract and retain highly qualified executives and key employees and to advance our interests by providing a cash incentive award for employees who have a direct, measurable opportunity to advance our goals.

Administration

The plan is administered by the compensation committee. The compensation committee establishes incentive awards, performance goals and all other material terms of awards for each participant. The compensation committee, in consultation with management, decides who participates in the plan.

Eligibility

Any of our salaried exempt employees or officers is eligible to receive an award under the plan. In 2015, 201 of our employees (including the NEOs) participated in the MICP that was in effect at the time.

Awards

The plan provides for cash incentive awards as a percentage, which may exceed one hundred percent, of a target incentive award amount established for each participant. The percentage used to determine an award is based on the degree of achievement of performance goals. The applicable performance period may be one or more calendar years.

When an award to our CEO or any of our three most highly compensated executive officers (other than the CFO) (referred to as “Covered Employees” in this description, with the term being defined in the plan) is intended to qualify for tax deductibility under Section 162(m) (a “Qualified Award” as defined in the plan), the performance goals for the award must be based upon one or more of the following criteria, each of which may relate to the performance of Hexcel, a subsidiary, a business unit, any subsection of our business or any combination thereof and may be expressed as an amount, or as an increase or decrease over a specified period, or a relative comparison of entity performance to the performance of a peer group of entities or other external measure, of the selected performance criteria: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). With respect to an award to any employee other than a Covered Employee, or an award to a Covered Employee that is not intended to be a Qualified Award, the performance goals may be based on any of the criteria listed above and/or on any other objective or subjective performance measures.

The compensation committee has the discretion to increase the size of any award otherwise payable to a participant, other than for a Qualified Award to a Covered Employee. The compensation committee also may reduce or eliminate the size of any award otherwise payable to any participant including a Covered Employee. Any such increase or decrease may reflect a participant’s individual performance or be based on other factors the compensation committee deems to be relevant. The amount payable to any Covered Employee during any calendar year with respect to any single award cannot exceed $4,000,000. In addition, no more than two awards can be payable to a Covered Employee in the same calendar year.

An award is generally payable in cash as soon as practicable after the end of the year and certification by the compensation committee of the degree of achievement of the relevant performance goals.

Amendment and Termination

The compensation committee has the authority to amend, suspend or terminate the plan in whole or in part at any time and for any reason. No amendment, suspension or termination of the plan may adversely affect the payment of any award for an award period that has already ended, or the payment of an award due upon the occurrence of a change in control, without the consent of the participant.

Plan Benefits

Awards under the plan are granted at the discretion of the compensation committee and performance criteria may vary from year to year and from participant to participant. Therefore, benefits under the plan are generally not determinable.

The compensation committee approved performance goals and aggregate target awards for 2016 for a group of 202 key employees, including the Covered Employees, subject to approval of the plan by the company’s shareholders for awards to Covered Employees. Awards for 2015 are payable under the plan as previously in effect and are not dependent on approval of the amended and restated plan by stockholders. Compensation paid and other benefits granted to certain of our executive officers for 2015 are set forth in this proxy statement in the section entitled “Executive Compensation.”

NEW PLAN BENEFITS

Management Incentive Compensation Plan

Name and Position	Dollar Value ($)(1)
Nick L. Stanage	930,000
Chief Executive Officer and President
Wayne C. Pensky	381,322
SVP and CFO
Ira J. Krakower	296,301
SVP, General Counsel; Secretary
Robert G. Hennemuth	241,399
SVP—Human Resources

Executive Group	1,849,022
Non-Executive Director Group	0
Non-Executive Officer Employee Group	5,857,178

(1)	Calculated based on target awards under MICP.

Federal Income Taxes

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its Covered Employees. However, compensation which qualifies as “performance-based” is exempt from the $1 million limitation. In order for compensation paid under the plan to a Covered Employee to qualify for this exemption, the material terms of the plan must be approved by stockholders every five years and payments to the Covered Employee must be based solely on the attainment of pre-established, objective performance goals and must be computed by a pre-established, objective formula or standard. The plan is designed to preserve our opportunity for a tax deduction for cash incentive compensation paid to our Covered Employees. The foregoing discussion is subject to the tax principles of constructive receipt and assignment of income and, with respect to any awards that are nonqualified deferred compensation, to the requirements of Section 409A of the Internal Revenue Code. Application of these principles or the requirements of Section 409A may, in certain circumstances, result in participants recognizing income earlier, and being subject to additional income taxes, than as described above.

Participants will recognize income only upon the receipt of cash under an award. We will generally be entitled to a tax deduction at that time equal to the amount of the award, subject to possible Section 162(m) limitations.

Vote Required

Approval of the plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN

PROPOSAL 4—APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

General

Our board authorized the adoption of a 2016 Employee Stock Purchase Plan (the “new plan”). The new plan is intended to permit employees to make purchases of Hexcel common stock that meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). We are submitting the new plan to shareholders pursuant to the requirements of Section 423 of the Code. In addition, the company may grant rights to purchase Hexcel common stock under the plan that are not intended to meet the requirements of Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the company and designed to achieve tax, securities law or other objectives in one or more foreign jurisdictions (the “Non-423 Component”).

Since 2009, we have had in place the Hexcel Corporation 2009 Employee Stock Purchase Plan (the “old plan”) pursuant to which 250,000 shares were authorized for issuance to participants in the old plan. As of December 31, 2015, 37,599 shares remained available for issuance under the old plan. The new plan will become effective upon stockholder approval and, if so approved, the old plan will be terminated on June 30, 2016. Under the new plan, there will be a total of 250,000 shares available for issuance plus the number of shares reserved but unissued under the old plan upon its termination effective as of June 30, 2016.

The following description of the new plan is not intended to be complete and is qualified in its entirety by the complete text of the new plan, a copy of which is included as Annex B to this proxy statement. Unless otherwise indicated, the following describes the provisions of the new plan that are intended to meet the requirements of Section 423 of the Code.

Description of the Principal Features of the Plan

Authorized Shares

Under the new plan, there will be 250,000 shares of our common stock available for issuance plus the number of shares reserved but unissued under the old plan upon its termination effective as of June 30, 2016.

Purpose

The new plan is designed to encourage the purchase by our employees of shares of our common stock at up to a 15% discount.

Administration

The new plan will be administered by the compensation committee of our board of directors or its authorized delegate. The committee may interpret and construe the new plan, may make such rules and regulations and establish such procedures for the administration of the new plan as it deems appropriate, and has the authority to exercise all the powers and authorities necessary or advisable in the administration of the new plan.

Eligibility and Participation

Generally, all employees of the company or its designated subsidiaries who have been employed at least six months, have reached the age of majority in the state of the employee’s residence, and work at least 20 hours per week and more than five months in a calendar year, will be eligible to participate in the new plan. The committee may by resolution exclude “highly compensated employees” from participating in the new plan. Highly compensated employees are determined in accordance with Section 414(q) of the Code, and excluded highly compensated employees also may be determined by reference to other permissible bases for exclusion, as described in applicable U.S. Treasury Regulations. Employees will be eligible for the Non-423 Component, even if they have been employed less than six months, to the extent the company deems advisable to comply with applicable law in one or more foreign jurisdictions.

The committee may designate subsidiaries from time to time in its sole discretion to participate in the new plan. Any subsidiaries of the company may be designated to participate, including corporations or other entities which become subsidiaries after the effective date of the new plan. Only U.S. subsidiaries may participate in the portion of the plan that is intended to meet the requirements of Section 423 of the Code.

Purchase of Shares

Each eligible employee who elects to participate in an offering period will be granted options to purchase our common stock through regular payroll deductions during the offering period in an amount equal to either (a) a whole percentage from 1% to 10% of the employee’s cash compensation for each payroll period, or (b) a dollar amount that is not less than $5.00 and not more than $1,000.00 for each payroll period. The committee sets the length of the offering period, provided no offering period may last longer than 27 months. The initial offering period will commence on July 1, 2016 and will be for the length of a calendar quarter. Unless the committee provides otherwise, each subsequent calendar quarter shall be a separate offering period. The purchases are made at the end of the offering period. The committee sets the purchase price of a share of our common stock for each offering period, provided the purchase price may not be less than 85% of the lower of the fair market value of a share of our common stock on the first and last business day in the calendar quarter. No employee shall be permitted to purchase common stock with a value greater than $25,000 in any calendar year. Unless the committee provides otherwise, no employee shall be permitted to purchase more than two thousand five hundred (2500) shares of our common stock in any offering period. The market value of a share of our common stock as of March 11, 2016 was $44.35.

Dividends

If we pay cash dividends on shares of our common stock, we will also pay cash dividends on any shares held by participants in the new plan. These cash dividend payments will automatically be reinvested in shares of our common stock, at the current market price, unless a participant directs otherwise. If we pay non-cash dividends on shares of our common stock, we will also pay those non-cash dividends on any shares held by participants in the new plan.

Withdrawal and Termination of Employment

An employee may, preceding the termination of an offering period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer not less than ten days before termination of the offering period. Upon receipt of such notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited and no further payroll deductions will be made for such employee during that offering period. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any offering period in which he or she is participating, no option will be granted to such employee and the payroll deductions credited to his or her account will be returned to the employee. If an employee dies before the termination date of any purchase period in which he or she was participating, the payroll deductions credited to the participant’s account will be paid to the participant’s beneficiary.

Adjustments, Amendment and Termination

The number of shares of stock covered by each unexercised option under the new plan and the number of shares which have been authorized for issuance under the new plan but which have not yet been issued and are not subject of an unexercised option, as well as the price per share of common stock covered by each option under the new plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of company common stock, or any other increase or decrease in the number of shares of company common stock effected without receipt of consideration by the company. Such adjustments shall be made by the company, whose determination in that respect shall be final, binding and conclusive. In the event of a proposed sale of all or substantially all of the assets of the company, or the merger of the company with or into another corporation, each option under the new plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress.

The new plan will automatically terminate on May 5, 2026, unless it is terminated earlier by action of the board or the committee or by the purchase of all shares of our common stock which are subject to the plan. The committee may from time to time amend or terminate the new plan, but no such amendment or termination may adversely affect the rights of any participant. No amendment to the new plan which requires stockholder approval under applicable law, rule or regulation shall become effective unless it is approved by the requisite vote of our stockholders.

Federal Income Tax Consequences

The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences, or the tax treatment of any purchases under the Non-423 Component of the new plan. ACCORDINGLY, PARTICIPANTS IN THE NEW PLAN SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF SUCH PARTICIPATION.

The new plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the new plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing selling price of the shares on the participant’s entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

Since the amount of benefits to be received by each employee in the new plan is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the plan in any particular year is not determinable. Compensation paid and other benefits granted to certain of our executive officers for 2015 are set forth in this proxy statement in the section entitled “Executive Compensation.”

Vote Required

Approval of the new plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following information is provided as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,620,927(2)	$23.75(3)	2,861,984(4)
Equity compensation plans not approved by security holders	0	N/A	0

Total	3,620,927	$23.75(3)	2,861,984(4)

(1)	All numbers in these columns refer to shares of Hexcel common stock.

(2)	Includes 2,275,173 shares issuable upon the exercise of NQOs, 462,556 shares issuable upon the vesting and conversion of RSUs, and 883,198 shares issuable with respect to outstanding PSAs. With respect to PSAs for the 2013-2015 performance period, reflects 238,196 shares to be issued, based on the level of attainment of ROIC (the applicable performance measure) during the 2013-2015 period. With respect to the 2014-2016 and 2015-2017 periods, assumes that we will attain the maximum level of ROIC under the PSAs for each performance period, which would result in the PSAs converting into the maximum number of RSUs in early 2017 and 2018, respectively.

(3)	Excludes the RSUs and PSAs referred to in note 2 above because they have no exercise price.

(4)	Includes (i) 2,824,320 shares of common stock available for future issuance under the 2013 ISP, which shares of common stock could be issued in connection with awards other than outstanding options, warrants or rights, (ii) 37,664 shares of common stock subject to options as of December 31, 2014 under, and purchased in January 2015 pursuant to, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan or that could after December 31, 2015 become subject to options under, and therefore be purchased under, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

The audit committee is responsible for assisting the board’s oversight of the integrity of our financial statements, our exposure to financial risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. We also appoint our independent registered public accounting firm, and submit our selection to our stockholders for ratification. We operate under a written charter adopted and approved by the Board of Directors, which is available at our website, www.hexcel.com.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). Our responsibility is to monitor and review these processes.

We held eight meetings in 2015, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2015. We also met in executive session, without management present, with our internal auditors. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by PCAOB standards, as amended (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent registered public accounting firm also provided the written disclosures required by PCAOB Rule No. 3526, Communications with Audit Committees Concerning Independence, and we discussed with the independent registered public accounting firm their independence.

Based on our review and the discussions referred to above, we recommended that the board include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Jeffrey C. Campbell, Chair

Lynn Brubaker

Cynthia M. Egnotovich

David C. Hill

The Members of the Audit Committee

PROPOSAL 5—RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee completed a competitive process to determine what audit firm would serve as the company’s independent accountants for fiscal 2016. On March 14, 2016, the audit committee approved the engagement of Ernst & Young LLP (“EY”) as auditors for the company, effective immediately, thereby dismissing PricewaterhouseCoopers LLP (“PwC”) from that role. We are asking stockholders to ratify the audit committee’s appointment of EY as our independent registered public accounting firm for 2016. Stockholder ratification of the appointment of EY is not required under our Restated Certificate of Incorporation or Amended and Restated Bylaws, but is being submitted as a matter of good corporate practice. The audit committee is not bound by the outcome of this vote, but, if the appointment of EY is not ratified by our stockholders, the audit committee will reconsider the appointment.

A representative of EY is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

Change in Auditor

PwC has served as the company’s independent registered public accounting firm since 1997. The audit reports of PwC on the consolidated financial statements of the company as of and for the years ended December 31, 2015 and December 31, 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the company’s fiscal years ended December 31, 2015 and December 31, 2014 and through March 14, 2016, as confirmed by PwC to the company in writing, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the financial statements of the company for such years. During the company’s years ended December 31, 2015 and December 31, 2014 and through March 14, 2016, neither the company nor anyone on the Company’s behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The company provided PwC with a copy of the disclosure it made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The company requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of PwC’s letter was attached as Exhibit 16.1 to the Report.

Fees

For fiscal 2015 and 2014, PwC served as the company’s independent registered public accounting firm. The following table shows the aggregate fees for professional services rendered for the company:

	Year Ended December 31,
	2015	2014
Audit fees(1)	$2,662,000	$2,387,000
Audit-related fees(2)	15,000	27,500
Tax-related fees(3)	1,192,000	1,461,700
All other fees(4)	3,000	2,600

Total	$3,872,000	$3,878,800

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings, and our bond offering.

(2)	Audit-related fees comprise fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax-related fees are fees incurred for professional services rendered for tax planning, tax compliance and tax advice. For both 2015 and 2014, these fees related primarily to tax planning services.

(4)	All other fees relate to license fees paid to PwC for use of their proprietary online accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit- related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the amount of audit and non-audit service fees incurred to date.

Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company’s independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are incurred in accordance with policies and procedures detailed as to the particular service adopted by the company and are brought promptly to the attention of the audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF ERNST  & YOUNG LLP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which we and any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities or any of their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

Related Person Transactions

The company had no related person transactions since the beginning of 2015, and is not currently aware of any proposed related person transactions.

Indemnification Agreements

Our charter requires us generally to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and elected officers. Under the indemnification agreement, we have agreed to hold harmless and indemnify each indemnitee, generally to the fullest extent permitted by Delaware law, against expenses, liabilities and loss incurred in connection with threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a part by reason of the fact that the indemnitee is or was a director or officer of the company or any other entity at our request; provided, however, that the indemnitee acted in good faith and in manner reasonably believed to be in the best interest of our company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with.

OTHER MATTERS

As of the date of this proxy statement, the board does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in our proxy materials for the 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing not later than November 20, 2016 to the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3238.

Our Bylaws require that proposals of stockholders that are made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2017 annual meeting of stockholders be submitted, in accordance with the requirements of our Bylaws, not later than January 8, 2017 in order to be considered timely. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. We may exclude untimely proposals from our 2017 proxy statement. Management proxies will have discretionary authority to vote on the subject matter of the excluded proposal if otherwise properly brought before the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2016

The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy.

ANNUAL REPORT

Our Annual Report to Stockholders containing audited consolidated financial statements for the year ended December 31, 2015, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

Stamford, Connecticut

March 17, 2016

HEXCEL CORPORATION

MANAGEMENT INCENTIVE COMPENSATION PLAN

As Amended and Restated on February 3, 2016

I. Purpose

The purpose of this amended and restated Hexcel Corporation Management Incentive Compensation Plan (the “Plan”) is to advance the interests of Hexcel Corporation (the “Company”) by providing an incentive for those key employees who have a direct, measurable opportunity to advance the Company’s goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan create linkage between individual performance and compensation, align management’s interests with the interests of stockholders, and encourage common management objectives and overall corporate success. A further purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162 (m) of the Internal Revenue Code in order to preserve (to the extent determined appropriate) the Company’s tax deduction for compensation paid under the Plan to “Covered Employees” (as defined below).

II. Definitions

(a) “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term “Control” shall have the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

(b) “Award” shall mean the amount (if any) payable to a Participant in respect of a Plan Period pursuant to the Plan.

(c) “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act, modified to reflect ownership pursuant to Section 318(a) of the Internal Revenue Code (the “Code”).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(f) “Change in Control” shall have the meaning given in Article XIV hereof.

(g) “Committee” shall mean the Compensation Committee of the Board (or any duly authorized subcommittee thereof) or such other committee of the Board as may be designated from time to time to administer the Plan.

(h) “Covered Employee” shall mean any Eligible Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code and Section 1.162-27(c)(2) of the U.S. Department of Treasury Regulations (“Treasury Regulations”).

(i) “Disability” shall mean that, as a result of the Participant’s incapacity due to physical or mental illness or injury, the Participant shall not have performed all or substantially all of the Participant’s usual duties as an employee for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days.

(j) “Eligible Employee” shall mean any officer or employee of the Company or a Subsidiary.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Participant” shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Plan Period.

(m) “Performance Goals” shall mean measures of performance based on one or more criteria established by the Committee which must be met during the Plan Period as a condition of a Participant’s receipt of an Award in respect of such Plan Period. Such criteria may relate to the performance of the Company, a Subsidiary, any subsection of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria, and shall be based on one or more of the following:

(I) earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof); and

(II) any other performance measure which the Committee deems appropriate, as well as individual performance objectives (which may be set by the Chief Executive Officer of the Company or his designee for any Eligible Employee other than a Covered Employee).

In determining attainment of a Performance Goal (A) the Committee shall exclude the negative impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its subsidiaries after the goal is established, (3) restructuring activities, (4) disposal of a segment of a business, (5) discontinued operations, (6) the refinancing or repurchase of bank loans or debt securities, (7) unbudgeted capital expenditures, (8) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) conversion of some or all of convertible securities to common stock, and (10) any business interruption event; and (B) the Committee may determine within ninety days after the start of a Plan Period to exclude such other items, each determined according to GAAP (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis as may be permitted by Section 162(m) of the Code and the Treasury Regulations.

(n) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, and shall include “persons acting as a group” within the meaning of Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations (or any successor provision).

(o) “Plan Period” shall mean one or more calendar years as the Committee may determine, with respect to which any Award may be payable under the Plan.

(p) “Qualified Award” shall mean an Award to a Covered Employee which is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(q) “Stock” shall mean shares of common stock of the Company, par value $.01 per share.

(r) “Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests is owned or controlled, directly or indirectly, by the Company.

(s) “Target Incentive Award” shall have the meaning given in Section V(A) hereof.

III. Administration

The Committee shall administer, apply, and interpret the provisions of the Plan, and shall have full power and authority to construe, interpret and carry out such provisions. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee’s sole and absolute discretion, and shall be final, conclusive and binding upon all parties, including whether any Award granted to a Covered Employee shall be a Qualified Award. In establishing Performance Goals, the Committee may authorize the Chief Executive Officer of the Company or his designee to set individual performance objectives for any Eligible Employee other than a Covered Employee. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

IV. Eligibility for Participation

The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Plan Period. Participation in the Plan in any Plan Period shall not confer any right on any Participant to participate in any subsequent Plan Period.

V. Determination of Awards

A. Establishment of Target Incentive Awards and Performance Goals. No later than ninety (90) days after the beginning of a Plan Period the Committee shall establish in writing for each Participant (i) an award (a “Target Incentive Award”) for such Plan Year and the applicable Performance Goals in respect of such Plan Period and (ii) a matrix for determining the amount of Award payable under the Plan as a percentage (which may exceed one hundred (100%) percent) of the Target Incentive Award, derived from the degree of achievement of the applicable Performance Goals. Any Committee (including any subcommittee) taking any such action with respect to a Qualified Award shall be composed of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Performance Goals established by the Committee may be (but need not be) different each Plan Period and different Performance Goals may be applicable to different Participants. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals, each Participant shall be notified in writing of such Target Incentive Award and the corresponding Performance Goals. Performance Goals applicable to a Qualified Award shall be based on one or more of the criteria set forth in paragraph (I) in the definition of Performance Goals, and shall be objectively determinable. Performance Goals applicable to any Award other than a Qualified Award may be based on one or more of the criteria set forth in paragraphs (I) and (II) of the definition of Performance Goals.

B. Calculation of Awards. The Committee shall determine the Award payable to each Participant based on the degree of achievement of the applicable Performance Goals. The Committee may, in its sole discretion (a) increase the size of any Award otherwise payable to any Participant (other than a Qualified Award) or (b) reduce or eliminate the size of any Award otherwise payable to a Participant (including any Qualified Award), in each case to reflect such Participant’s individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. The amount payable to any Covered Employee during any calendar year with respect to any single Award shall not exceed $4,000,000. The Committee may not grant to any Covered Employee more than two Awards which would be payable in the same calendar year.

C. Effect of Change of Employment Status. In the event of a change in employment status of a Participant during the Plan Period, the Committee may, in its sole discretion, adjust the Award matrix (except with respect to a Qualified Award) for the Participant based upon the Participant’s new status.

D. Effect of Termination of Employment or Change in Control. Except as otherwise provided in this paragraph, payment of an Award to a Participant for a particular Plan Period shall be made only if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Plan Period. Notwithstanding any other provision of the Plan, in the case of a Participant’s voluntary termination of employment with the Company or a Subsidiary, the Committee may, in its sole discretion, authorize the full or partial payment of an Award for such Plan Period, if the Participant was actively employed for at least half of the Plan Period. In the case of a Participant’s separation from service due to Disability or death or, in the case of a Participant’s involuntary termination of employment by the Company or a Subsidiary other than for Cause, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during the Plan Period, payable in accordance with Article VI below. Any Participant who is terminated during a Plan Period for Cause shall not receive an Award for such Plan Period. In the case of a Change in Control of the Company during a Plan Period, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during such Plan Period and prior to the Change in Control, computed as if applicable Performance Goals had been attained at the one hundred (100%) percent level and payable in cash no later than the fifth (5th) day following the Change in Control.

VI. Payment of Awards

Except as provided in the last sentence of Section V(D) hereof, an Award which becomes payable to a Participant pursuant to Article V hereof shall be paid to the Participant (or the Participant’s estate in the event of the Participant’s death) as soon as practicable after the end of the Plan Period to which the Award relates, following certification by the Committee of the degree of achievement of the relevant Performance Goals, but in no event later than March 15 of the year following the calendar year in which such Plan Period ended. Except as provided in the last sentence of Section V(D) hereof, no Participant shall have the unconditional right to an Award hereunder until the Plan Period has concluded and the exact amount of the Award (if any) has been determined and certified by the Committee.

VII. Deferral Elections

The Committee may, at its option, establish written procedures pursuant to which Participants are permitted to defer the receipt of Awards payable under the Plan, which shall be incorporated by reference into the Plan. Any procedures established by the Committee during a Plan Period shall only apply with respect to Awards payable for a Plan Period commencing after the Plan Period during which the procedures are established. The procedures, if established, shall be designed to comply with the requirements of Section 409A of the Code.

VIII. Amendment and Termination of Plan

The Compensation Committee of the Board reserves the right, at any time including during a Plan Period, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any Award for a Plan Period ending prior to the action amending, suspending or terminating the Plan or the payment of any Award payable pursuant to the last sentence of Section V(D) hereof or the rights of a Participant pursuant to any agreement with the Company or any Subsidiary.

IX. Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware without regard to is principles of conflicts of law.

X. Miscellaneous Provisions

Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or a Subsidiary or affect the right of the Company or a Subsidiary to dismiss any employee. The Plan shall not constitute a contract between the Company or a Subsidiary and any employee. Unless approved by the Committee in respect of a particular Plan Period, no Participant shall have any right to be granted an Award hereunder. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

XI. No Alienation of Benefits

Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of a Participant, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

XII. No Right, Title or Interest in Company’s Assets

Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or fiduciary relationship between the Company or a Subsidiary and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate funds shall be established, and no segregation of assets shall be made, to assure payment thereof.

XIII. No Stock Subject to the Plan

No shares of Stock shall be reserved for, or issued under, the Plan.

XIV. Change in Control

Unless otherwise specified by the Committee at the commencement of a Plan Period, for purposes of the Plan the term “Change in Control” shall mean any of the following events:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by the Company or any of its Controlled Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction that meets the requirements of clauses (A) and (B) of subsection (4) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(2) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (1) above; or

(3) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, any individual who becomes a director subsequent to such effective date, whose election, or nomination for election, by the Company’s stockholders was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(4) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Plan.

XV. Interpretation

The Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan. The Plan is designed and intended to comply with Section 162 (m) of the Code with respect to all Qualified Awards granted under this Plan, and the Plan shall be construed in a manner to so comply.

To the extent applicable, it is intended that the Plan and the Awards granted hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue

Service. Accordingly, to the maximum extent permitted, the Plan and the Awards granted hereunder shall be interpreted and administered to be in compliance therewith or exempt therefrom and if any provision of the Plan or any term or condition of any Award would frustrate or conflict with this intent, then the provision, term or condition will be interpreted and deemed amended so as to avoid the frustration or conflict.

Notwithstanding anything herein or with respect to any Award granted hereunder to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant during the six-month period immediately following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier than the end of such six-month period, the first business day after the date of the Participant’s death).

XVI. Effective Date

On February 3, 2016, the Board authorized this amended and restated Plan. This amended and restated Plan shall become effective upon approval by the stockholders of the Company (the “Effective Date”). Notwithstanding the foregoing, all Target Incentive Awards outstanding prior to this amendment and restatement shall remain outstanding under the terms of the Plan as in effect prior to the Effective Date.

HEXCEL CORPORATION

2016 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The Plan is intended to provide Employees of the Company and each Designated Subsidiary, with the opportunity to apply a portion of their compensation to the purchase of Common Stock of the Company in accordance with the terms of the Plan, to promote and increase the ownership of Common Stock by such Employees and to better align the interests of the Employees and the Company’s stockholders and to thereby increase overall stockholder value. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

The Company intends that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code (the “Section 423(b) Component”), although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code. In addition, the Company may grant rights to purchase stock under the Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company and designed to achieve tax, securities law or other objectives in one or more foreign jurisdictions (the “Non-423(b) Component”), provided that Employees who reside in the United States and are employed by the Company or a Subsidiary located in the United States will not be granted rights to purchase stock under the Non-423(b) Component. The Non-423(b) Component shall be administered as one or more separate subplans, distinct and apart from the Section 423(b) Component. However, except as otherwise provided herein, the Non-423(b) Component will be subject to the same terms, provisions and restrictions as in effect for the Section 423(b) Component.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board or its authorized delegate.

(d) “Common Stock” means the Common Stock, $0.01 par value, of the Company.

(e) “Company” means Hexcel Corporation, a Delaware corporation.

(f) “Compensation” means the base salary, straight time gross earnings, overtime, shift premium, cash bonuses and commissions paid to an Employee, including an Employee’s portion of any elective deferral contributed on the Employee’s behalf to a plan described in Section 401(k) of the Code, any amount excludable pursuant to Section 125 or 132(f) of the Code and any compensation deferral made under the Hexcel Nonqualified Deferred Compensation Plan. However, the Committee, in its sole discretion, may make one or more modifications to such definition with respect to Employees of a non-U.S. Designated Subsidiary which is eligible to participate in a Non-423(b) Component.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee other than ordinary vacation and short-term disability absences. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) “Contributions” means all amounts credited to the Plan Account of a Participant pursuant to the Plan.

(i) “Custodial Account” means a master custodial account at the Custodian that is established to hold title to all shares of Common Stock purchased for the benefit of all Participants under the Plan.

(j) “Custodian” means any custodian selected by the Company, from time to time, to manage the Custodial Account for the Participants under the Plan.

(k) “Designated Subsidiary” means a Subsidiary, if any, which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which is listed in Appendix A.

(l) “Employee” means any employee of the Company or any Designated Subsidiary (as determined under Code Section 3401(c) and the regulations thereunder) who is customarily employed by the Company or any Designated Subsidiary for more than (20) hours per week and more than five months in a calendar year. Notwithstanding the foregoing, any employee who is a citizen or resident of a foreign jurisdiction (without regard to whether he or she is also a citizen or resident alien of the United States) shall be excluded from coverage under the Plan if the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the plan to violate the requirements of Code Section 423. Notwithstanding the foregoing, Employees of any non-U.S. Designated Subsidiary shall be eligible to be granted rights under the Non-423(b) Component even if such Employee’s customary employment with such non-U.S. Designated Subsidiary is less than twenty (20) hours per week and/or five (5) months per calendar year on the Offering Date, to the extent deemed advisable to comply with applicable law in one or more foreign jurisdictions, as determined by the Company.

(m) “Enrollment Date” means the first business day of each Offering Period under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” means the last business day of each Offering Period of the Plan.

(p) “Offering” means the offer for sale to eligible Employees of the Company and any Designated Subsidiary of shares of Common Stock at the price and subject to the other terms and conditions determined by the Committee in accordance with the terms of the Plan. The right to purchase shares of Common Stock pursuant to an Offering is sometimes referred to below as an option, and the commencement of an individual’s participation in an Offering is sometimes referred to as the granting of an option to such individual. One or more Offerings may be made under the Plan. Offerings may be consecutive or overlapping, and the terms of each Offering need not be identical provided the terms of the Plan and the Offering together satisfy the requirements of the Plan.

(q) “Offering Date” means, with respect to an Offering, the date on which the Company completes the corporate action constituting an offer of stock for sale to an Employee, as determined under Section 1.421-1(c) of the U.S. Treasury Regulations, but without regard to the requirement that the minimum exercise price must be fixed or determinable in order for the corporate action to be considered complete. The Offering Date with respect to an Offering will be the same as the Enrollment Date for such Offering, provided the terms of the Offering designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering. Unless the Committee specifies otherwise with respect to an Offering, the maximum number of shares of Common Stock that may be purchased by each Employee during an Offering shall be two thousand five hundred (2,500) shares, subject to the limitation described in Section 5(c) below. If the terms of an Offering do not designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering, the Offering Date will be the same as the Exercise Date.

(r) “Offering Period” means a period of up to twenty-seven (27) calendar months commencing on the Enrollment Date during which an Offering is made. The length of an Offering Period with respect to a particular Offering under the Plan shall be determined by the Committee in its discretion.

(s) “Participant” means any Employee who is eligible to participate in an Offering pursuant to Section 3, who has delivered a Subscription Agreement to the Company with respect to such Offering, whose Continuous Status as an Employee has not terminated prior to the Exercise Date with respect to such Offering and who has not delivered to the Company a Participation Termination Notice at least ten (10) days prior to the Exercise Date with respect to such Offering.

(t) “Participation Termination Notice” has the meaning given thereto in Section 10 hereof.

(u) “Plan” means this Employee Stock Purchase Plan.

(v) “Plan Account” means, with respect to each Participant, an account established by the Custodian to record Contributions to the Plan made by such Participant and the use of such Contributions as they are either (i) applied by the Company for the purchase of Common Stock under the Plan for the account of such Participant or (ii) repaid to such Participant pursuant to the Plan.

(w) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

3. Eligibility.

(a) With respect to any Offering under the Plan, any person whose Continuous Status as an Employee has been uninterrupted for the six (6)-month period immediately prior to the Enrollment Date with respect to such Offering and who has reached the age of majority in the state of his or her residence as of the Enrollment Date with respect to such Offering shall be eligible to participate in such Offering, subject to the requirements of Section 5(a). An otherwise eligible Employee who has acquired less than six (6) months of uninterrupted Continuous Status as an Employee as of any Enrollment Date shall not be eligible to participate until the start of the next available Offering, even if such person should acquire six (6) months of uninterrupted Continuous Status as an Employee during the course of the current Offering. Notwithstanding the foregoing sentence, Employees of any Designated Subsidiary shall be eligible to be granted rights under the Non-423(b) Component even if such Employee’s uninterrupted Continuous Status as an Employee on the Offering Date is less than six (6) months, to the extent deemed advisable to comply with applicable law in one or more foreign jurisdictions, as determined by the Company.

(b) Notwithstanding Section 3(a) or any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company.

(c) Notwithstanding Section 3(a) or any provision of the Plan to the contrary, the Committee may by resolution exclude from participation in the Plan, or from participation in an Offering Period, Employees who are “highly compensated employees” within the meaning of Section 414(q) of the Code, or only such Employees who are “highly compensated employees” and who also meet one or more of the characteristics specified in Section 1.423-2(e)(2)(ii) of the U.S. Treasury Regulations, as determined by the Committee in its discretion.

4. Offering Periods; Terms Relating to Offerings.

(a) The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall be for a period of three (3) consecutive months and shall commence on July 1, 2016. Unless otherwise determined by the Committee, each subsequent Offering Period shall also be a for a period of three (3) consecutive months and shall commence on the first day of each succeeding calendar quarter. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offerings and shall use its reasonable efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. The Plan shall continue until terminated in accordance with Section 23 below.

(b) The Committee shall set the terms and conditions of the Offering with respect to each Offering Period, consistent with the terms of the Plan. The terms and conditions of each Offering shall be communicated to the Employees eligible to participate in the Offering at least fifteen (15) calendar days in advance of the Enrollment Date with respect to the Offering. With respect to any Offering, options may be granted under the Offering only to eligible Employees and only to purchase Common Stock. With respect to any Offering, if any eligible Employee of the Company is granted an option under the Offering, then all eligible Employees of the Company shall be granted options under the same Offering, and if any eligible Employee of a Designated Subsidiary is granted an option under the Offering, then all eligible Employees of such Designated Subsidiary shall be granted options under the same Offering. Except as otherwise specifically permitted under Section 1.423-2(f) of the U.S. Treasury Regulations and the Plan, all Employees granted options under any Offering shall have the same rights and privileges, and the provisions applying to any one option under an Offering (including without limitation the provisions relating to the method of payment for the Common Stock and the determination of the applicable exercise price) shall be the same as the provisions which apply to any other option granted under the same Offering. The Committee shall have the authority to designate which Subsidiaries shall be eligible to participate in the Plan and whether such Subsidiaries shall participate in the Section 423(b) Component or the Non-423(b) Component of the Plan, provided that only U.S. Subsidiaries may participate in the Section 423(b) Component of the Plan. The Committee shall have the authority to adopt rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures or sub-plans, which for purposes of the Non-423(b) Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation (as defined in Section 2(f)), handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates, all of which may vary with local requirements.

5. Participation.

(a) An Employee who is eligible to participate in the Plan pursuant to Section 3 hereof may become a participant in the Plan by completing a subscription agreement in the form provided by the Company (a “Subscription Agreement”) and filing it with the appropriate representative of the Company or the Designated Subsidiary that employs such Employee in accordance with the terms of the Subscription Agreement not later than fifteen (15) calendar days prior to any Enrollment Date, unless a later time for filing Subscription Agreements is established by the Committee for all eligible Employees with respect to a given Offering. Each Subscription Agreement shall authorize the payroll deductions to be made by the Company (if the Company is the Employee’s employer) or Designated Subsidiary (if the Designated Subsidiary is the Employee’s employer) from the Employee’s Compensation as Contributions to the Plan as provided in Section 6(a). To the extent required by local law, the Board or the Committee, in its discretion, may permit Employees to contribute to the Plan by means other than payroll deductions, provided that contributions other than payroll deductions will be permissible only for Employees participating in the Non-423(b) Component. Each Subscription Agreement shall constitute the Employee’s (i) election to participate in the Plan for the current and all subsequent Offering Periods until such time as (1) the Company has received Participation Termination Notice from such Employee pursuant to Section 10, (2) a new Subscription Agreement designating a different level of participation is delivered to the Company by such Employee or (3) the termination of such Employee’s Continuous Status as an Employee, and (ii) authorization for the Company to withhold (in the manner determined by the Company or the applicable Designated Subsidiary) any taxes or other payroll deductions that are required to be withheld by the Company or the applicable Designated Subsidiary due to the Employee’s participation in the Plan or the exercise of any option or purchase of any Common Stock under the Plan.

(b) Payroll deductions (or, where permitted by the Board or the Committee in the case of Employees participating in the Non-423(b) Component, contributions by means other than payroll deductions) with respect to each Participant shall commence on the first payday following the first Enrollment Date following the Company’s receipt of the applicable Subscription Agreement and shall end on the last payday on or prior to the termination of such Employee’s Continuous Status as an Employee, unless sooner terminated by the Participant as provided in Section 10. To the extent that the Participant elects to have a percentage of his or her Compensation deducted, payroll deductions shall automatically be increased or decreased to reflect changes in Compensation during such Offering Period, but a Participant shall not otherwise be entitled to increase or decrease his or her contribution rate during an Offering Period.

The contributions made for each Participant shall be credited to the Participant’s Plan Account and shall be deposited with the general funds of the Company, unless otherwise required by applicable law of any foreign jurisdiction in which the Non-423(b) Component is administered.

(c) Notwithstanding the foregoing or any other provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that such Employee’s right to purchase stock under all employee stock purchase plans of the Company and any Subsidiary of Company, including this Plan, accrues at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock for any calendar year in which such option would be outstanding at any time. For purposes of this limit, the Fair Market Value of the stock shall equal the closing price of the stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date on which the option is granted. To the extent necessary to comply with the preceding sentence, the Committee may reduce or stop a Participant’s Contributions at any time during an Offering Period. The Participant’s Contributions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated earlier as provided in Section 10 hereof.

6. Method of Payment of Contributions.

(a) The Participant shall elect to have payroll deductions made on each payday during the Offering Period either (1) in a whole percentage amount of between one percent (1%) and not more than ten percent (10%) of such Participant’s Compensation on each such payday or (2) in a whole dollar amount (that shall be not less than $5.00 and not more $1,000.00) of such Participant’s Compensation on each such payday. All payroll deductions made with respect to a Participant shall be credited to his or her Plan Account. A Participant may not make any additional payments into his or her Plan Account. Notwithstanding the foregoing, Participants in the Non-423(b) Component that are permitted by the Committee to make contributions by means other than payroll deduction shall make the contribution on each payday during the Offering Period in accordance with the percentages and minimums specified in this Section 6(a). All contributions made by a Participant shall be credited to his or her Plan Account, provided, however, that the aggregate contributions made by any Participant during an Offering Period shall be sufficient to acquire one share of Common Stock in accordance with the provisions of this Plan. To the extent that the aggregate contributions by a Participant during an Offering Period are not sufficient to acquire one share of Common Stock in accordance with the provisions of this Plan, then such amounts shall be refunded to the Participant as provided in Section 8.

(b) A Participant may discontinue his or her participation in an Offering as provided in Section 10. A Participant may increase or decrease the rate of his or her Contributions for future Offerings by completing and filing with the Company a new Subscription Agreement no later than fifteen (15) calendar days prior to the Enrollment Date for the Offering for which such change will become effective. Subject to the prior sentence, the change in rate shall be effective as of the first pay period ending in the first new Offering Period following the date of filing of the new Subscription Agreement.

7. Grant of Option. On the Enrollment Date with respect to each Offering, each eligible Employee participating in such Offering shall be granted an option to purchase on the Exercise Date with respect to such Offering a number of shares of Common Stock determined by dividing such Employee’s Contributions accumulated during the Offering Period prior to such Exercise Date and retained in the Participant’s Plan Account as of the Exercise Date by the applicable option exercise price for the Offering, as determined by the Committee. The applicable option exercise price with respect to the first Offering shall be eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the nearest date prior to either such date on which such closing price was recorded. Unless otherwise determined by the Committee, the applicable option exercise price for each subsequent Offering shall be the same as described in the preceding sentence. The Committee shall have the power to change the option exercise price with respect to future Offerings and shall use its reasonable efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. Notwithstanding the foregoing, the applicable option exercise price with respect to any Offering shall not be less than eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date (if different than the Exercise Date) or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the nearest date prior to either such date on which such closing price was recorded.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, each Participant’s option for the purchase of shares for a particular Offering will be exercised automatically on the Exercise Date of the Offering Period with respect to such Offering, and the maximum number of whole and fractional shares subject to the option will be purchased for the Participant at the applicable exercise price described in Section 7 with the Contributions which were made to the Participant’s Plan Account during such Offering Period. The shares of Common Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant’s Plan Account on the Exercise Date. Any amounts remaining in a Participant’s Plan Account not applied to the purchase of Common Stock pursuant to this Section 8 shall be refunded on or promptly after the applicable Exercise Date. Participants will have no interest (including any interest in any ordinary or special dividends) or voting right in shares of Common Stock that are subject to any option until such option has been exercised.

(b) As promptly as reasonably practicable following each Exercise Date, the Company shall cause the shares purchased by each Participant to be credited to such Participant’s Plan Account. The Company will deliver to the Custodian or its nominee appropriate documentation or other evidence representing all of the full and fractional shares that are to be allocated to each Participant’s Plan Account. New fractional shares shall be added to fractional shares previously allocated to the Participant’s Plan Account to form new whole shares. Upon delivery to the Participant pursuant to Section 9, any fractional shares then allocated to the Participant’s Plan Account shall be paid to the Participant in cash, based on the closing price per share of the Common Stock on the date on which the shares are delivered. The Company shall pay to the Custodian an amount in cash equal to the value of the fractional share that would otherwise be delivered for payment to the Participant. Upon termination of the Plan, the Custodian shall redeliver to the Company all shares (including fractional shares) of Common Stock and any other assets in the Custodial Account that have not been allocated to Participants’ Plan Accounts.

The whole shares of Common Stock in each Participant’s Plan Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Custodian by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

9. Delivery. Upon the written request of a Participant delivered to the Custodian, the Custodian will (i) cause any number of whole shares held in the Participant’s Plan Account at the time of such notice that the Participant has requested to receive to be (a) issued to an account established in the Participant’s name with the Company’s transfer agent via the Direct Registration System (“DRS”), or (b) transferred electronically to a brokerage account designated by the Participant and, (ii) pay to the Participant in cash an amount equal to the value of any fractional shares held in the Participant’s Plan Account at the time of such notice that the Participant has requested to receive. Upon termination of a Participant’s Continuous Status as an Employee with the Company or any Designated Subsidiary for any reason, the Company will, at the option of the Participant, either (i) distribute the shares held in the Participant’s Plan Account to the Participant by (a) causing any number of whole shares held in the Participant’s Plan Account as of the date of such termination to be (I) issued to an account established in the Participant’s name with the Company’s transfer agent via DRS, or (II) transferred electronically to a brokerage account designated by the Participant, and (b) paying to the Participant in cash an amount equal to the value of any fractional shares held in the Participant’s Plan Account as of the date of such termination, or (ii) continue to maintain and administer the Participant’s Plan Account; provided however that the Committee may, at any time, elect to adopt a policy requiring that, upon termination of a Participant’s Continuous Status as an Employee with the Company or any Designated Subsidiary for any reason, the Participant’s Plan Account will be closed and the shares held in such Participant’s plan account will be distributed to the Participant as set forth in clause (i) above so long as such policy is adopted and applied equally and uniformly to all Participants. All amounts to be paid to an Employee pursuant to this Section 9 with respect to fractional shares shall be determined by reference to the closing price of the Common Stock determined from the New York Stock Exchange Consolidated Tape on the date of the Participant’s notice to the Company or termination, as applicable, or, if there were no sales of the Common Stock on such date, on the nearest date on which such closing price was recorded.

10. Withdrawal; Termination of Employment.

(a) A Participant may cease participation in any Offering by withdrawing all but not less than all the Contributions credited to his or her Plan Account, which have not been applied to the purchase of Common Stock, prior to the Exercise Date of the Offering Period, by giving written notice to the Company (a “Participation Termination Notice”) not less than ten (10) calendar days prior to the Exercise Date of the Offering Period. Any Participation Termination Notice delivered subsequent to the tenth calendar day prior to any Exercise Date shall not be effective during the Offering Period during which it was delivered, but will be effective as of the first day of the immediately succeeding Offering Period. Upon the effectiveness of an Employee’s Participation Termination Notice, all of the Participant’s Contributions credited to his or her Plan Account, which have not been applied to the purchase of Common Stock, and any taxes that the Company or a Designated Subsidiary withheld in connection therewith, will be paid promptly to the Participant, without interest, and his or her outstanding option will automatically terminate. An Employee who terminates his or her participation in an Offering will not be again eligible to participate until the Enrollment Date for the first Offering Period following the expiration of the Offering Period during which the Participant’s Participation Termination Notice becomes effective.

(b) Upon termination of a Participant’s Continuous Status as an Employee prior to the Exercise Date of the then current Offering Period for any reason, including retirement or death, the Contributions credited to his or her Plan Account which have not been applied to the purchase of Common Stock, together with all taxes that the Company or a Designated Subsidiary has withheld in connection therewith, will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, without interest, and his or her outstanding option and future participation in the Plan will automatically terminate.

(c) Other than as set forth in Section 10(a), a Participant’s withdrawal from an Offering under the Plan, whether voluntary or involuntary, will not affect his or her eligibility to participate in any Offering under the Plan in the future should he or she again qualify for participation in the Offering or in any offering under a similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a Participant in the plan or any taxes withheld in connection therewith, except to the extent required by the laws of any applicable jurisdiction.

12. Dividends. Each Plan Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in a Participant’s Plan Account under the Plan shall be automatically reinvested in Common Stock, unless the Participant directs the Custodian otherwise in accordance with administrative procedures established by the Custodian. The Custodian shall arrange for the reinvestment of cash dividends on the open market at the Participant’s expense as promptly as reasonably practicable after the Custodian receives the cash dividends. The Company will not pay any expenses associated with reinvesting cash dividends. The Committee shall have the right at any time or from time to time, upon written notice to the Custodian, to change this default policy for reinvestment of cash dividends. Dividends paid with respect to shares of Common Stock in a form other than cash shall be credited to each Participant’s Plan Account as promptly as reasonably practicable following the dividend record date, and the Company shall deliver appropriate documentation to the Custodian representing the shares of Common Stock or other property creditable with respect to any such dividend.

13. Stock. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be two hundred and fifty thousand (250,000) shares plus the number of shares reserved but unissued under the Company’s 2009 Employee Stock Purchase Plan upon its termination effective as of June 30, 2016 (subject to approval by the Company’s stockholders of this Plan). The number of shares reserved under this Plan shall be subject to adjustment upon changes in capitalization of the Company as provided in Section 19. Such shares shall be reserved from the Company’s authorized but unissued shares and/or treasury shares that are not otherwise reserved for issuance under any other plan or with respect to any convertible security. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7 hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall reduce or cease future withholdings and Contributions under the Plan, if necessary. Only the number of shares that are issued pursuant to exercised options shall reduce the number of shares available under the Plan. Shares that become subject to options which are later terminated shall again be available under the Plan. Any or all of such shares may be sold pursuant to grants made under the Section 423(b) Component or the Non-423(b) Component.

14. Administration.

(a) Except as otherwise determined by the Board, the Committee shall administer the Plan. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and the determinations of the Board, to administer the Plan and to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine, from time to time, eligible Employees; to interpret and construe the Plan and the provisions of the Subscription Agreements; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Offerings and Subscription Agreements and to cancel or suspend the participation of any Employee or group of Employees, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places (and its telephonic meetings at such times) as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except to the extent otherwise determined by the Board, all decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including, without limitation, the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

(c) No member of the Board or of the Committee shall be liable for any action or determination made in good faith, and the members of the Board or of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, or any applicable agreement, as each may be amended from time to time.

15. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s Plan Account in the event of such Participant’s death by delivering notice of such beneficiary to the Company. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Notwithstanding the foregoing, Participants in the Non-423(b) Component shall not be permitted to designate a beneficiary, and shares of Common Stock and cash, if any, in the Participant’s Plan Account shall be distributed to the Participant’s estate.

(b) The Participant (subject to spousal consent) may change such designation of beneficiary at any time by written notice delivered to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or as may be required by law.

16. Transferability. Neither Contributions credited to a Participant’s Plan Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. No Contribution made under this Plan or amount representing a Participant’s Plan Account balance shall be subject to execution, attachment or process. A Participant’s option to purchase shares of Common Stock under the Plan may be exercised during the Participant’s lifetime only by the Participant.

17. Use of Funds. The Participants’ rights with respect to Contributions made to the Plan and the balances, from time to time, in their respective Plan Accounts shall be those of general creditors of the Company or of the applicable Designated Subsidiary. All Contributions received or held by the Company or a Designated Subsidiary under the Plan may be used for any corporate purpose, and the Company or Designated Subsidiary, as applicable, shall not be obligated to segregate such Contributions.

18. Reports and Fees of Plan Accounts. Individual Plan Accounts will be maintained for each Participant. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the total amount of Contributions to the Plan Account during the most recently completed Offering Period, the per share purchase price and the number of shares purchased on the most recent Exercise Date, and the total number of shares and fractional shares represented by such Participant’s Plan Account. The Company shall pay the annual and any extraordinary maintenance fees for the Custodial Account and each Plan Account. The Participant will be responsible for paying all transaction fees not paid by the Company pursuant to the preceding sentence.

19. Adjustments Upon Changes in Capitalization.

(a) The number of shares of Common Stock covered by each unexercised option under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but which have not yet been issued and are not subject of an unexercised option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall use its reasonable efforts to notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

20. Amendment or Termination.

(a) The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement shall become effective unless the same shall be approved by the requisite vote of the Company’s stockholders.

The Committee or the Board may make any modification or amendment to the Plan that it deems necessary or advisable in order to implement the Plan in a manner consistent with any law or regulation applicable to the Company or any Designated Subsidiary. The Committee shall inform all Participants and Employees eligible to participate in the Plan, who would be affected thereby, of any such modification or amendment. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant, except as necessary to comply with any laws or governmental regulations or to ensure that the Section 423(b) Component and/or rights granted under the Section 423(b) Component comply with the requirements of Section 423 of the Code.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amounts withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable and consistent with the Plan.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. If the issuance of any shares of Common Stock pursuant to the Plan is not so registered under the Securities Act, certificates for such shares shall bear a legend reciting the fact that such shares may only be transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel to the Company that such registration is not required. The Company may also issue “stop transfer” instructions with respect to such shares while they are subject to such restrictions.

(c) The Company shall use its reasonable efforts to have the shares issued under the Plan listed on each securities exchange on which the Common Stock is then listed as promptly as possible. The Company shall not be obligated to issue or sell any shares under the Plan until they have been listed on each securities exchange on which the Common Stock is then listed.

(d) The Company will promptly file with the Securities and Exchange Commission a registration statement on Form S-8 covering the issuance of the shares of Common Stock pursuant to this Plan, cause such registration statement to become effective, and keep such registration statement effective for the period that this Plan is in effect.

23. Term of Plan. The Plan became effective upon its approval by the stockholders of the Company on May 5, 2016 and shall continue in effect until the earliest to occur of (i) purchase of all shares of Common Stock subject to the Plan, (ii) May 5, 2026, and (iii) the date the Plan is terminated pursuant to Section 20.

24. No Employment Rights. Nothing in the Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an Employee’s status as an Employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 24, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

25. No Right to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any option granted hereunder. Neither the provisions of the Plan (or of any Subscription Agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

26. Governing Law. To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

27. Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and any invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

28. Tax Withholding. Regardless of any action the Company and/or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including the grant of rights to purchase Common Stock of the Company, the subsequent sale of any shares of Common Stock acquired at exercise and the receipt of any dividends. The Company reserves the right to withhold all applicable Tax-Related Items from any wages or other cash compensation paid to the Participant by the Company and/or the Employer. Alternatively, or in addition to the foregoing, the Company, at its discretion, may satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding otherwise deliverable shares of Common Stock; or (ii) withholding from the proceeds of the sale of shares of Common Stock acquired at purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization). If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the share purchase rights exercised, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. The Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

29. Section 409A of the Code.

The Section 423(b) Component is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

HEXCEL CORPORATION
Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To be held on May 5, 2016
This Proxy is Solicited by the Board of Directors of Hexcel Corporation
The undersigned stockholder of Hexcel Corporation (Hexcel) hereby appoints Nick L. Stanage, Wayne C. Pensky and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 9, 2016 at the Annual Meeting of Stockholders (the Annual Meeting) to be held at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 5, 2016 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 17, 2016, receipt of which is hereby acknowledged.
(Continued and to be signed on the reverse side)

~ TO VOTE BY MAIL, PLEASE DETACH HERE ~

ANNUAL MEETING OF STOCKHOLDERS OF

HEXCEL CORPORATION

May 5, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3, 4 AND 5.

1. Election of directors (check one box only):	FOR	AGAINST	ABSTAIN
Nick L. Stanage	☐	☐	☐
Joel S. Beckman	☐	☐	☐
Lynn Brubaker	☐	☐	☐
Jeffrey C. Campbell	☐	☐	☐
Cynthia M. Egnotovich	☐	☐	☐
W. Kim Foster	☐	☐	☐
Thomas A. Gendron	☐	☐	☐
Jeffrey A. Graves	☐	☐	☐
Guy C. Hachey	☐	☐	☐
David C. Hill	☐	☐	☐
David L. Pugh	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve 2015 executive compensation	☐	☐	☐

3.	To approve the Management Incentive Compensation Plan, as amended and restated	☐	☐	☐

4.	To approve the Hexcel Corporation 2016 Employee Stock Purchase Plan	☐	☐	☐

5.	Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm	☐	☐	☐

6.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

This proxy, when properly executed, will be voted in the manner directed herein. lf no such directions given, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Date:	, 2016

Signature of Stockholder

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

~ TO VOTE BY MAIL, PLEASE DETACH HERE ~